Exhibit 99.2
     IMPORTANT: You must read the following disclaimer before continuing. The following disclaimer applies to the attached supplement (the “Supplement”) to AIA Group Limited’s preliminary offering circular dated October 3, 2010 and you are therefore advised to read this disclaimer page carefully before accessing, reading or making any other use of the attached Supplement and the preliminary offering circular to which it relates. In accessing the attached Supplement, you should note that the information in the preliminary offering circular and the attached Supplement is not complete and may be changed, and you agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from us as a result of such access.
     Confirmation of Your Representation: You have been sent the attached Supplement on the basis that you have confirmed to Citigroup Global Markets Asia Limited (“Citi”), Deutsche Bank AG, Hong Kong Branch (“Deutsche Bank”), Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”) and Morgan Stanley Asia Limited (“Morgan Stanley”) that (i)(a) you are a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in the United States or (b) you are outside of the United States and, to the extent you purchase the securities described in the attached Supplement and the preliminary offering circular to which it relates, you will be doing so pursuant to Regulation S under the Securities Act, and (ii) you consent to delivery by electronic transmission.
     The attached Supplement has been sent to you in an electronic format. You are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and, consequently, none of Citi, Deutsche Bank, Goldman Sachs, Morgan Stanley and AIA Group Limited, nor any person who controls any of them, nor any of their respective directors, officers, employees or agents, nor any affiliate of any such person, accepts any liability or responsibility whatsoever in respect of any difference between the document distributed to you in electronic format and the hard copy version available to you on request from Citi, Deutsche Bank, Goldman Sachs or Morgan Stanley. Citi, Deutsche Bank, Goldman Sachs or Morgan Stanley will provide a hard copy version to you upon request.
     You are reminded that the attached Supplement has been delivered to you on the basis that you are a person into whose possession this Supplement and the preliminary offering circular to which it relates may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not, nor are you authorized to, deliver, distribute, disclose or forward the attached Supplement, electronically or otherwise, to any other person. If you have gained access to this transmission contrary to the foregoing restrictions, you will be unable to purchase any of the securities described therein.
     Restrictions: Nothing in this electronic transmission constitutes an offer of securities for sale in the United States or any other jurisdiction where the offer or sale is not permitted. Any securities to be issued or sold will not be registered under the Securities Act and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act.
     Actions that You May Not Take: You should not reply by e-mail to this document, and you may not purchase any securities by doing so. Any reply e-mail communications, including those generated by using the “Reply” function of your e-mail software, will be ignored or rejected.
     You use this e-mail at your own risk and it is your responsibility to take precautions to ensure that this email is free from viruses and other items of a destructive nature.

The information in this supplement to the preliminary offering circular dated October 3, 2010 is not complete and may be changed. Neither this supplement nor the preliminary offering circular to which it relates is an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion	CONFIDENTIAL
SUPPLEMENT NUMBER 1, DATED OCTOBER 18, 2010,
TO THE PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 3, 2010

(Incorporated in Hong Kong with limited liability)
ORDINARY SHARES, PAR VALUE US$1.00 EACH

     This Supplement Number 1 supplements and amends the Preliminary Offering Circular, dated October 3, 2010, of AIA Group Limited. Capitalized terms used but not defined in this Supplement Number 1 have the meanings ascribed to them in the Preliminary Offering Circular.
     This Supplement Number 1 provides certain additional information that was included in the Hong Kong Prospectus registered with the Registrar of Companies in Hong Kong on October 15, 2010 after the publication of the Preliminary Offering Circular. The information in this Supplement Number 1 supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular (in such sections as specified herein and in any other sections where the same information is provided) to the extent inconsistent with the information in the Preliminary Offering Circular. Unless so supplemented or superseded, the information contained in the Preliminary Offering Circular remains unchanged. This Supplement Number 1 is part of the Preliminary Offering Circular and should be read in conjunction with the Preliminary Offering Circular. After the date hereof, all references to “Preliminary Offering Circular” shall mean the Preliminary Offering Circular as supplemented by this Supplement Number 1 and amended or supplemented by any subsequent amendment or supplement to the Preliminary Offering Circular.
     The Offer Shares have not been and will not be registered under the U.S. Securities Act and are being offered and sold (i) outside the United States in accordance with Regulation S under the U.S. Securities Act and (ii) in the United States only to qualified institutional buyers as defined in Rule 144A under the U.S. Securities Act. This Supplement Number 1 is not an offer to sell the Offer Shares and it is not soliciting an offer to buy the Offer Shares in any jurisdiction where the offer or sale is not permitted.
     Investing in the Offer Shares involves risks. See the section headed “Risk Factors” in the Preliminary Offering Circular.
I. Certain Information about the Global Offering

Issuer	AIA Group Limited

Securities offered	Ordinary shares, par value US$1.00 each

Offer Price range	HK$18.38 – HK$19.68 per Offer Share

Mid-point of the Offer Price range	HK$19.03 per Offer Share

Base No. of Offer Shares offered	5,857,413,800 Offer Shares, representing 48.6% of the total issued and outstanding Shares

Global Offering structure	Approximately 90% for the International Placing (including approximately 0.5% for the Agent Preferential Offer and the Employee Preferential Offer); approximately 10% for the Hong Kong Public Offer (subject to special clawback mechanism)

100% secondary Shares

Listing	Main Board of the Hong Kong Stock Exchange

Stock code	1299

Board lot	200 Shares

Expected Price Determination Date	October 22, 2010 (Hong Kong Time)

If, for any reason, the Offer Price is not agreed by 27 October 2010 among the Joint Global Coordinators (on behalf of the Underwriters), the Selling Shareholder and the Company, the Global Offering will not proceed and will lapse

Expected settlement and Listing Date	October 29, 2010 (Hong Kong Time)
II. The Preliminary Offering Circular included a draft Hong Kong Prospectus as of October 3, 2010. The Hong Kong Prospectus registered on October 15, 2010 contains the following information that supplements and supersedes the information included in the Preliminary Offering Circular:
     a. Summary
     The penultimate paragraph of the section headed “Summary — The AIG Recapitalisation” is updated by this Supplement Number 1 as follows:
     “AIG estimates that the aggregate amount of the liquidation preferences relating to the preferred units in AIA Aurora LLC and the ALICO SPV that will need to be repaid after the AIG Recapitalisation, and before all of the FRBNY’s and the U.S. Treasury Department’s rights under the LLC Agreement and the FRBNY Framework Agreement will terminate, will be approximately US$22.1 billion. The foregoing estimate is based on current estimates of proceeds of pending asset sales, pending financing transactions and additional funds from

AIG’s operations, which may differ materially from actual amounts available when the AIG Recapitalisation is completed. It also assumes that the Global Offering will result in net proceeds to AIA Aurora LLC of approximately HK$109,077.1 million (US$14,061.2 million) after deducting the estimated underwriting fees and expenses (other than any discretionary incentive fee that may be paid to the Underwriters) payable by AIA Aurora LLC in connection with the Global Offering, assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised and assuming an Offer Price of HK$19.03 per Share, being the mid-point of the Offer Price range.”

     The second paragraph of the sections headed “Summary — Use of Proceeds” and “Future Plans and Use of Proceeds — Use of Proceeds” is updated by this Supplement Number 1 as follows:
     “Net proceeds from the Global Offering to AIA Aurora LLC from the sale of Offer Shares are estimated to be approximately HK$109,077.1 million (US$14,061.2 million), after deducting the estimated underwriting fees and expenses payable by AIA Aurora LLC in connection with the Global Offering, assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised and assuming an Offer Price of HK$19.03 per Share, the mid-point of the Offer Price range. The estimated net proceeds amount may be further reduced if the Selling Shareholder elects to pay an additional discretionary incentive fee to all or certain of the Underwriters as described in the section headed “Underwriting —Commission and Expenses” in this prospectus.”

     The section headed “Summary — Offering Statistics” is updated by this Supplement Number 1 as follows:

	Based on an Offer	Based on an Offer
	Price of HK$18.38	Price of HK$19.68
(in HK$ million)
Market capitalisation(1)	HK$221,368.7	HK$237,025.9

(1)	The calculation of market capitalisation is based on 12,044,000,001 Shares expected to be issued and outstanding immediately following the completion of the Global Offering. It excludes any Shares which may be issued pursuant to the vesting of any RSU Awards granted under the RSU Scheme or pursuant to the exercise of any Options granted under the Share Option Scheme.
     b. Waivers from Compliance with the Listing Rules and Exemptions from the Hong Kong Companies Ordinance
     The section headed “Waivers from Compliance with the Listing Rules and Exemptions from the Hong Kong Companies Ordinance — Waiver/Exemption in Relation to the Property Valuation Report” is updated by this Supplement Number 1 as follows:
     “We have applied for a waiver from the Hong Kong Stock Exchange and an exemption from the SFC under section 38A of the Hong Kong Companies Ordinance in relation to the strict compliance with the relevant prospectus content requirements in relation to the valuation report of the property interests of the AIA Group. According to the valuation report set out in Appendix IV to this prospectus, as of 31 August 2010, we held 29 parcels of land with an aggregate site area of approximately 214,997 sq.m. in the Philippines, Thailand and Malaysia, 103 completed properties with an aggregate gross building floor area of approximately 444,651 sq.m. in the PRC, Hong Kong, Indonesia, Malaysia, Singapore, Thailand and the Philippines and one construction in progress with a site area of approximately 35,000 sq.m. and a maximum gross floor area above ground of approximately 138,070 sq.m. to be completed in the PRC. As of 31 August 2010, we also rented approximately 547 properties with an aggregate gross floor area of approximately 492,660 sq.m. in Australia, Brunei, the PRC, Hong Kong, Indonesia, the Republic of Korea, Macau, Malaysia, New Zealand, the Philippines, Singapore, Taiwan, Thailand and Vietnam. Owing to the substantial number of properties involved, we have applied to the SFC for an exemption and the Hong Kong Stock Exchange for a waiver from strict compliance with certain of the valuation report requirements contained in paragraph 34(2) of the Third Schedule to the Hong Kong Companies Ordinance and Rules 5.01 and 5.06 and paragraph 3(a) of Practice Note 16 of the Hong Kong Listing Rules, respectively, on the grounds that, given that it is estimated by CB Richard Ellis that the valuation report would run to over 300 pages of English text if the traditional format were to be adopted, it would be unduly burdensome for the Company to do so. The Company and the Joint Sponsors are of the view that:
(a)	it is impractical and unduly burdensome to the Company to list all of the properties and show their particulars and values individually in the prospectus in the traditional format as required by the Listing Rules and the Hong Kong Companies Ordinance; and

(b)	for a life insurance business, such as that operated by the Company, to include in the prospectus excessive details of this nature in relation to properties would be irrelevant to potential investors and would not be material to a potential investors’ investment decisions.
     The waiver has been granted by the Hong Kong Stock Exchange, and the exemption has been granted by the SFC under section 38A of the Hong Kong Companies Ordinance exempting the Company from strict compliance with paragraph 34(2) of the Third Schedule to the Companies Ordinance on the conditions that:
(i)	the valuer’s letter, the valuer’s certificate and the summary valuation report of all the AIA Group’s property interests, based on the full valuation report, be included in the prospectus in the same form and manner as set out in Appendix IV of the prospectus;

(ii)	a valuation report in full compliance with all the requirements under paragraph 34 of the Third Schedule to the Hong Kong Companies Ordinance, which will be prepared in English only, will be made available for public inspection in accordance with “Appendix VIII — Documents Delivered to the Registrar of Companies and Available for Inspection”; and

(iii)	this prospectus shall set out particulars of this exemption.”

     The section headed “Waivers from Compliance with the Listing Rules and Exemptions from the Hong Kong Companies Ordinance — Waiver in Relation to Public Float Requirements” is updated by this Supplement Number 1 as follows:
     “Rule 8.08(1)(a) of the Listing Rules requires that at least 25% of the issuer’s total issued share capital must at all times be held by the public. We have applied to the Hong Kong Stock Exchange to request the Hong Kong Stock Exchange to exercise, and the Hong

Kong Stock Exchange has confirmed that it will exercise, its discretion under the Listing Rules to accept a lower public float percentage of the Company subject to (i) a minimum public float of at least 20% of the Company’s Shares; and (ii) the Company making appropriate disclosure of the lower prescribed percentage of public float in this prospectus and confirm sufficiency of the above-mentioned public float in its successive annual reports after the listing.
     However, given the current structure of the Global Offering, the Company’s public float percentage will not fall below 25% of the Company’s total issued share capital as prescribed under Rule 8.01(1)(a) of the Listing Rules.”
     c. Risk Factors
     The second paragraph of the section headed “Risk Factors — Risks Relating to Our Industry — Compliance with solvency and risk-based capital requirements may force us to raise additional capital, change our business strategy or reduce our growth” is updated by this Supplement Number 1 as follows:
     “The regulatory frameworks in Indonesia, Singapore and the Philippines currently utilise a risk-based capital regime. Regulators in other markets such as Hong Kong and Thailand may consider transitioning to a similar regime. Effective from 1 April 2009, Korea adopted a risk-based capital requirement to replace the solvency margin requirement that was previously applicable to insurance companies, and a two-year transition period is currently in progress. In Malaysia, Bank Negara Malaysia has recently introduced a risk-based capital framework, and the OCI is planning to implement a risk-based capital regime in Hong Kong.”
     d. Supervision and Regulation
     The section headed “Supervision and Regulation — Regulatory Framework — Hong Kong — Fit and Proper Directors and Controllers” is updated by this Supplement Number 1 as follows:
“Fit and Proper Directors and Controllers
     Section 8(2) of the ICO requires that all directors and controllers of an insurer must be “fit and proper” persons to hold such positions. Section 9 of the ICO defines an insurer’s controllers as including, among others, a managing director of the insurer or its corporate parent, a chief executive officer of the insurer or its corporate parent (only if the parent is also an insurer), a person in accordance with whose directions or instructions the directors of the insurer or its corporate parent are accustomed to act or who, alone or with any associate or through a nominee, is entitled to exercise, or control the exercise of, 15% or more of the voting power at any general meeting of the insurer or its corporate parent. Sections 13A, 13B and 14 of the ICO also require notification to the OCI of any change in the directors or controllers of an authorised insurer and the prior approval/no objection of the OCI for the appointment of certain controllers, including the chief executive of an insurer.
     Although the term “fit and proper” is not defined further in the ICO, the OCI has issued a guidance note which sets out those factors that the OCI will take into account in applying the “fit and proper” test to the directors or controllers of an insurer. These factors include a director’s or controller’s financial status, character, reputation, integrity, reliability, qualifications and experience regarding the functions to be performed by such director or controller and ability to perform such functions efficiently, honestly and fairly.
     In the case of authorised insurers belonging to a financial group, the Insurance Authority adopts a group supervisory approach in assessing the financial integrity of a holding company controller and exercising oversight on the group as a whole for the purpose of administering the “fit and proper” requirements of the ICO. The Insurance Authority is empowered by the ICO to raise objection if it appears to him that any person is not fit and proper to be a controller or director of an authorised insurer. In addition, we have received guidance from the OCI regarding certain additional factors that the OCI may take into account in applying the “fit and proper” test to AIA Group Limited, the holding company of AIA and AIA-B. These additional factors include:
•	the sufficiency of a holding company’s financial resources such that it is capable of providing continuing financial support to its insurance subsidiaries which are regulated by the Insurance Authority;

•	the viability of a holding company’s business plan for its insurance subsidiaries which are regulated by the Insurance Authority;

•	the clarity of the group’s legal, managerial and operational structures;

•	the identities of any other holding companies or major regulated subsidiaries;

•	whether the holding company, its directors and controllers are subject to receivership, administration, liquidation or other similar proceedings or have failed to satisfy any judgment debt under a court order or are the subject of any criminal convictions or in breach of any statutory or regulatory requirements;

•	the soundness of the group’s corporate governance, including the structure and experience of senior management and the board of directors, the oversight of significant transactions with related parties, the existence of committees of the board of directors and the robustness of internal controls;

•	the soundness of the group’s risk management framework, including its risk management policies and function, its risk profile and the existence of potential risks posed by affiliates, its capital management process and its liquidity management process;

•	the receipt of information from its insurance subsidiaries which are regulated by the Insurance Authority to ensure that they are managed in compliance with applicable laws, rules and regulations; and

•	its role in overseeing and managing the operations of its insurance subsidiaries which are regulated by the Insurance Authority.
     As AIA Group Limited is a controller of AIA and AIA-B under the ICO, we are required to provide the Insurance Authority with an annual update, if any, regarding our organisational, corporate governance and risk management structures as well as our annual audited financial statements and, subject to the consummation of the Global Offering, half-yearly interim financial reports. We are also required to give written notification to the Insurance Authority as soon as practicable on the following:
•	any matter that may cause us to have material financial exposure, impair our capital adequacy or liquidity, and materially affect our principal activities, operations or management;

•	any significant group-wide and intra-group financial exposure;

•	any significant connected parties transactions;

•	any significant charge or encumbrances created over the assets of the group;

•	any material acquisition, establishment, disposal or closure of subsidiaries and branches;

•	any change of chief executive, directors and controllers;

•	any circumstance which may change our percentage shareholding in, or lead to a change in controller of, AIA and AIA-B;

•	any circumstance we are aware of which may put the interests of the policyholders or potential policyholders of AIA and AIA-B at risk;

•	relevant particulars if any of our group companies become subject to regulatory action or have been convicted of criminal offence by any court; and

•	any change of our credit rating as appraised by credit rating agencies.
     In addition, subject to the consummation of the Global Offering, any information or document that we are obliged to disclose or submit to the Hong Kong Stock Exchange or any other stock exchange has to be simultaneously disclosed or submitted to the Insurance Authority.”

     The section headed “Supervision and Regulation — Regulatory Framework — Hong Kong — Section 35 Orders” is updated by this Supplement Number 1 as follows:
“Section 35 Orders
     Following the AIG Events, letters dated 17 September 2008 were issued from the Insurance Authority to each of AIA and AIA-B (“Section 35 Ring-fencing Orders”) requiring each of AIA or AIA-B, including all of their branches, as appropriate:
(1)	to ensure that all insurance business and all transactions with any “specified person” are on normal commercial terms;

(2)	to ensure that AIA or AIA-B do not place any deposit with or transfer assets (except for normal insurance transactions) or provide financial assistance to any

“specified person” without first obtaining written consent from the Insurance Authority; and
(3)	to inform the Insurance Authority as soon as practicable of any circumstances which may put the interest of policyholders or potential policyholders at risk.
     For the purpose of the Section 35 Ring-fencing Orders, “specified person” includes but is not limited to an insurer’s branches, directors, controllers, shareholders and associates or group companies.
     Among other consequences, the Section 35 Ring-fencing Orders place restrictions on the ability of AIA and AIA-B to engage in capital related transactions with specified persons. Accordingly, the Section 35 Ring-fencing Orders restrict the ability of AIA and AIA-B to pay dividends to their parent companies, and limit their ability to engage in intercompany transactions with specified persons, such as payment of intercompany service fees, without first obtaining written consent from the Insurance Authority.
     By further letters dated 18 September 2008 to AIA and AIA-B (“Section 35 Controller Orders”), the Insurance Authority required that AIA and AIA-B not to acquire a new controller who, alone or with any associate or through a nominee, is entitled to exercise, or control the exercise of, 15% or more of the voting power at their general meetings or the general meetings of their parent companies without first obtaining written consent from the Insurance Authority.
     The Insurance Authority has informed us that on the first day of dealings in Shares on the Hong Kong Stock Exchange and in consideration of the undertakings described below the Section 35 Ring-fencing Orders will be rescinded and that the Insurance Authority will vary the Section 35 Controller Orders such that prior consent of the Insurance Authority will not be required where any person becomes a controller (within the meaning of section 9(1)(c)(ii) of the ICO) of AIA and AIA-B through the acquisition of our Shares traded on the Hong Kong Stock Exchange.
     AIG has given the Insurance Authority an undertaking that, with effect from the date of the rescission of the Section 35 Ring-fencing Orders and for so long as AIG directly or indirectly holds a legal or beneficial interest in AIA Group Limited in excess of 10% of the outstanding or issued share capital of AIA Group Limited (or AIG directly or indirectly is entitled to exercise, or control the exercise of, 10% or more of the voting power at any general meeting of AIA Group Limited), AIG will ensure that, except with the prior written consent of the Insurance Authority:
(i)	any AIG Group holder of AIG’s interest in AIA Group Limited that is controlled by AIG will abstain from voting in any shareholder vote of AIA Group Limited for the approval of a dividend distribution to AIA Group Limited’s shareholders; and

(ii)	AIG will not, either directly or indirectly or through a member of the AIG Group that AIG controls: (a) accept any deposit from any member of the AIA Group; (b) be the recipient of any assets transferred from any member of the AIA Group except for (x) normal insurance transactions or any arrangements on normal commercial terms in place as of the date of the undertaking (including renewals thereof), and (y) dividends distributed to shareholders of AIA Group Limited that have been approved by the other shareholders of AIA Group Limited; or (c) accept any financial assistance (i.e., the granting of credit, lending of money, providing of security for or the guaranteeing of a loan) from any member of the AIA Group.
     AIA Group Limited has given to the Insurance Authority an undertaking that AIA Group Limited will:
(i)	ensure that (a) AIA and AIA-B will at all times maintain a solvency ratio of not less than 150%, both on an individual insurer basis and on an AIA/AIA-B consolidated basis; (b) it will not withdraw capital or transfer any funds or assets out of either AIA or AIA-B that will cause AIA’s or AIA-B’s solvency ratio to fall below 150%, except with, in either case, the prior written consent of the Insurance Authority; and (c) should the solvency ratio of either AIA or AIA-B fall below 150%, AIA Group Limited will take steps as soon as possible to restore it to at least 150% in a manner acceptable to the Insurance Authority;

(ii)	ensure that, for so long as AIG directly or indirectly holds a legal or beneficial interest in AIA Group Limited in excess of 10% of the outstanding or issued share capital of AIA Group Limited (or AIG directly or indirectly is entitled to exercise, or control the exercise of, 10% or more of the voting power at any general meeting of AIA Group Limited), AIA and AIA-B shall not, without first obtaining written consent from the Insurance Authority: (a) place any deposit with AIG and/or any member of the AIG Group that AIG controls (excluding the Company, its subsidiaries and their branches); (b) transfer any assets to AIG and/or any member of the AIG Group that AIG controls (excluding the Company, its subsidiaries and their branches), except for normal insurance transactions or any arrangements on normal commercial terms in place as of the date of the undertaking (including renewals thereof); or (c) provide any financial assistance to AIG and/or any member of the AIG Group that AIG controls (excluding the Company, its subsidiaries and their branches);

(iii)	notify the Insurance Authority in writing as soon as we are aware of any person (a) becoming a controller (within the meaning of section 9(1)(c)(ii) of the ICO) of AIA and AIA-B through the acquisition of our Shares traded on the Hong Kong Stock Exchange; or (b) ceasing to be a controller (within the meaning of section 9(1)(c)(ii) of the ICO) of AIA and AIA-B through the disposal of our Shares traded on the Hong Kong Stock Exchange;

(iv)	comply with the guidance from the Insurance Authority to AIA Group Limited that the AIA Group will be subject to the supervision of the Insurance Authority and AIA Group Limited will be required to continually comply with the Insurance Authority’s guidance on the “fit and proper” standards of a controller pursuant to section 8(2) of the ICO. The Insurance Authority is empowered by the ICO to raise objection if it appears to him that any person is not fit and proper to be a controller or director of an authorised insurer. These standards include the sufficiency of a holding company’s financial resources; the viability of a holding company’s business plan for its insurance subsidiaries which are regulated by the Insurance Authority; the clarity of the group’s legal, managerial and operational structures; the identities of any other holding companies or major regulated subsidiaries; whether the holding company, its directors and controllers are subject to receivership, administration, liquidation or other similar proceedings or have failed to satisfy any judgment debt under a court order or are the subject of any criminal convictions or in breach of any statutory or regulatory requirements; the soundness of the group’s corporate governance; the soundness of the group’s risk management framework; the receipt of information from its insurance subsidiaries which are regulated by the Insurance Authority to ensure that they are managed in compliance with applicable laws, rules and regulation; and its role in overseeing and managing the operations of its insurance subsidiaries which are regulated by the Insurance Authority. For additional information on these standards see “— Fit and Proper Directors and Controllers” in this section; and

(v)	fulfil all enhancements or improvements to the guidance referred to in sub-paragraph (iv) above, as well as administrative measures issued from time to time by the Insurance Authority or requirements that may be prescribed by the Insurance Authority in accordance with the ICO, regulations under the ICO or Guidance Notes issued by the Insurance Authority from time to time.”

     The section headed “Supervision and Regulation — Regulatory Framework —Singapore” is updated by this Supplement Number 1 as follows:
“Overview
     AIA Singapore is regulated by the Monetary Authority of Singapore (“MAS”) as a registered direct insurer under the Insurance Act, Chapter 142 of Singapore (the “Insurance Act of Singapore”) in respect of both life insurance business and general insurance business. The MAS regulates and supervises registered insurers in Singapore. The insurance regulatory framework consists mainly of the Insurance Act of Singapore and its related regulations, as well as the relevant notices, guidelines, circulars and practice notes issued by the MAS. The MAS has issued several consultation papers with proposals to make amendments to certain aspects of the insurance regulatory framework (including the Insurance Act of Singapore), which, if implemented, may affect the contents of this section. This section sets out a broad overview of the main regulations applicable to registered insurers in the conduct of their insurance business, and does not address the regulatory framework applicable to insurance intermediaries (whether or not agents or employees of registered insurers) whether in respect of life or non-life policies.
     AIA Singapore is also included by the CPF Board as an insurer under the CPF Investment Scheme, where CPF monies may, subject to certain conditions, be used by CPF members to purchase investment-linked insurance policies issued by AIA Singapore if such policies are also included under the CPF Investment Scheme.
Licence held by AIA Singapore
     AIA Singapore is a branch of AIA and is a registered direct insurer under the Insurance Act of Singapore. AIA Singapore holds a composite licence to carry on both life insurance business and general insurance business. In particular, AIA Singapore may carry on any of the following activities in Singapore relating to both life insurance and general insurance:
     (a) the receipt of proposals for policies;
     (b) the issuing of policies; and

     (c) the collection or receipt of premiums on insurance policies.
     An insurer in Singapore must pay a prescribed annual fee.
Exempt Status of AIA Singapore
Exempt financial adviser
     As a company registered under the Insurance Act of Singapore, AIA Singapore, is an exempt financial adviser under the Financial Advisers Act, Chapter 110 of Singapore (the “Financial Advisers Act of Singapore”) in relation to (a) advising others (other than advising on corporate finance within the meaning of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act of Singapore”)), either directly, through publications or writings, or by issuing or promulgating research analyses or research reports, concerning life policies other than contracts of reinsurance (the “FAA life policies”) and (b) arranging of any contract of insurance in respect of the FAA life policies. As an exempt financial adviser, AIA Singapore is subject to certain conduct of business and other requirements applicable under the Financial Advisers Act of Singapore and its related regulations, notices, guidelines, practice notes and information papers.
Exempt from the requirement to hold a capital markets services licence
     As a company registered under the Insurance Act of Singapore, AIA Singapore is exempt under Section 99(1)(d) of the Securities and Futures Act of Singapore from the requirement to hold a capital markets services licence in respect of fund management for the purpose of carrying out insurance business. On 30 September 2005, AIA Singapore notified the MAS of its commencement of business in respect of dealing in securities and fund management. However, as AIA Singapore is exempt under Section 99(1)(d) only in respect of fund management for the purpose of carrying out insurance business, it has commenced business under that Section only in respect of fund management for the purpose of carrying out insurance business. As an exempt person, AIA Singapore is subject to MAS’ supervisory powers under the Securities and Futures Act of Singapore. Whilst conduct of business requirements (other than certain filing requirements) are not specifically imposed under the Securities and Futures Act of Singapore on registered insurers who carry on activities regulated under that Act, the MAS has circulated draft amendments to the Securities and Futures (Licensing and Conduct of Business) Regulations that propose to apply certain regulations under the Securities and Futures (Licensing and Conduct of Business) Regulations to registered insurers who are exempt from holding a capital markets services licence in respect of their business in any regulated activity under the Securities and Futures Act (that is, fund management for the purpose of carrying out insurance business) as those provisions apply to the holder of a capital markets services licence.
Supervisory Powers of the Monetary Authority of Singapore
     Under the Insurance Act of Singapore, the MAS has, among other things, the power to impose conditions on a registered insurer and may add to, vary or revoke any existing conditions of registration. In addition, the MAS may issue such directions as it may consider necessary for carrying into effect the objects of the Insurance Act of Singapore and may also issue such directions to an insurer as it may consider necessary where it is satisfied that the affairs of the insurer are being conducted in a manner likely to be detrimental to the public interest or the interests of the policy owners or prejudicial to the interests of the insurer. The MAS is also empowered to cancel the registration of an insurer on certain grounds.
Capital Requirements
     A registered insurer is required at all times to maintain a minimum level of paid-up ordinary share capital. A registered insurer is also required at all times to satisfy its capital adequacy requirement, which is that its financial resources must not be less than the greater of:
(a)	the sum of:
(i)	the aggregate of the total risk requirement of all insurance funds established and maintained by the insurer under the Insurance Act of Singapore; and

(ii)	where the insurer is incorporated in Singapore, the total risk requirement arising from the assets and liabilities of the insurer that do not belong to any insurance fund established and maintained under the Insurance Act of Singapore (including assets and liabilities of any of the insurer’s branches located outside Singapore); or
(b)	a minimum amount of 5 million Singapore Dollars.
     A registered insurer is required to immediately notify the MAS when it becomes aware that it has failed, or is likely to fail, to comply with the capital adequacy requirement described above, or that a financial resources warning event has occurred or is likely to occur. A “financial resources warning event” means an event which results in the financial resources of the insurer being less than the higher of (i) 120% of the amount calculated in accordance with paragraph (a) under the heading “Capital Requirements”; or (ii) the minimum amount in paragraph (b) under the heading “Capital Requirements”. Each of the “financial resources” of an insurer and the “total risk requirement” is determined, and assets and liabilities are valued, in accordance with the requirements of the Insurance (Valuation and Capital) Regulations 2004, the MAS Guidelines on Valuation of Policy Liabilities of General Business and the MAS Notice 319, “Valuation of Policy Liabilities of Life Business”, where applicable. The MAS has the authority to direct that the insurer satisfy capital adequacy requirements other than those that the insurer is required to maintain under the relevant section of the Insurance Act of Singapore if the MAS considers it appropriate. The MAS also has the power to impose directions on the insurer, and direct the insurer to carry on its business in such manner and on such conditions as specified by the MAS in the event that it is notified of any failure or likely failure, or is aware of any inability, of the insurer to comply with the capital adequacy requirement described above.
Statutory Deposit
     A person carrying on insurance business in Singapore as an insurer, while registered in respect of any class of insurance business, is required to have at all times in respect of that class of business a deposit (in assets of such nature as the MAS may specify) with the MAS of a value of not less than 500,000 Singapore Dollars. Subject to the approval of the MAS, a bank covenant for an equivalent amount may be provided to the MAS in lieu of the deposit.

Statutory Fund
     The MAS maintains a Policy Owners’ Protection Fund for the purposes of indemnifying, assisting or protecting policy owners and others who may be prejudiced by the inability of registered insurers to meet their liabilities under life policies and compulsory insurance policies issued by such insurers. For the purposes of funding the Policy Owners’ Protection Fund, the MAS may impose a levy on registered insurers. Among other things, the MAS may (subject to such exceptions or restrictions as may be prescribed) secure payments to certain persons or policy owners after the beginning of a registered insurer’s liquidation, and take measures to secure or facilitate the transfer of the life business of an insurer which is in liquidation or in financial difficulties, or part of that business, to another registered insurer or to secure the issue by another registered insurer to the policy owners of life policies in substitution of their existing policies. The MAS has sought feedback on proposed amendments to the Policy Owners’ Protection Fund schemes, and has announced that the Policy Owners’ Protection Fund schemes will be revised, with the intention to implement these changes in 2011.
Asset Management
     The MAS Notice 104, “Use of Derivatives for Investment of Insurance Fund Assets”, provides, among other things, that insurers are only permitted to enter into or effect derivative transactions for the purposes of hedging and efficient portfolio management. In addition, insurers are prohibited from taking uncovered positions in derivatives.
     The MAS Notice 105, “Appointment of Custodian and Fund Manager”, requires a registered insurer to file with the MAS, a list of all assets of all insurance funds established and maintained under the Insurance Act of Singapore by the insurer where documents evidencing titles are kept by custodians for the insurer as at the end of that accounting period or a nil return where the registered insurer as at the end of the accounting period does not have such insurance fund assets or has not as yet established and maintained insurance funds for its policies, to, among other things, exercise due care and diligence when appointing overseas custodians, and to notify the MAS prior to the appointment of a fund manager or revocation of such appointment.
     The MAS Notice 317, “Asset Management of Life Insurance Funds”, sets out the basic principles that govern the oversight of the asset management process of life insurance funds. It requires, among other things, the board of directors of an insurer carrying on life business to establish an investment committee and sets out the duties of the investment committee and prescribes that the board of directors is responsible for establishing investment policies and further prescribes the main elements that must be incorporated in the investment policy of an insurer carrying on life insurance business.
     The MAS Notice 320, “Management of Participating Life Insurance Business”, requires an insurer which has established or will be establishing a participating fund to put in place an internal governance policy on the management of its participating life insurance business. The insurer shall, among other things, ensure that the participating fund is managed in accordance to the rules and guiding principles of the internal governance policy.
Separate Accounts Requirement
     Every registered insurer is required to establish and maintain a separate insurance fund (a) for each class of insurance business carried on by the insurer that (i) relates to

Singapore policies and (ii) relates to offshore policies; (b) in the case of a direct insurer registered to carry on life insurance business, for its investment-linked policies and for its non-investment-linked policies; and (c) if, in the case of a direct insurer registered to carry on life insurance business, no part of the surplus of assets over liabilities from the insurer’s non-participating policies is allocated by the insurer by way of bonus to its participating policies, in respect of its non-investment-linked policies (i) for its participating policies and (ii) for its non-participating policies.
     The MAS Notice 101, “Maintenance of Insurance Funds”, the MAS Notice 313, “Basis for Establishing Separate Funds for Participating and Non-participating Policies”, and the MAS Guidelines on Implementation of Insurance Fund Concept provide further guidance and requirements on, among other things, the establishment and maintenance of insurance funds and the segregation of the assets of registered insurers in Singapore as required under the Insurance Act of Singapore. The Insurance Act of Singapore also prescribes requirements relating to, among other things, withdrawals from the insurance funds, and insurance funds comprising wholly or partly of participating policies.
     The solvency requirement in respect of an insurance fund must at all times be such that the “financial resources” of the fund are not less than the “total risk requirement” of the fund. A registered insurer is required to immediately notify the MAS when it becomes aware that it has failed, or is likely to fail, to comply with the fund solvency requirement. Each of the “financial resources” of an insurance fund and its “total risk requirement” is determined, and assets and liabilities are valued, in accordance with the requirements of the Insurance (Valuation and Capital) Regulations 2004, the MAS Guidelines on Valuation of Policy Liabilities of General Business and the MAS Notice 319, “Valuation of Policy Liabilities of Life Business”, where applicable. The MAS has the authority to direct that the insurer satisfy fund solvency requirements other than those that the insurer is required to maintain under the relevant section of the Insurance Act of Singapore if the MAS considers it appropriate. The MAS also has the power to impose directions on the insurer, and direct the insurer to carry on its business in such manner and on such conditions as specified by the MAS in the event that it is notified of any failure or likely failure, or is aware of any inability, of the insurer to comply with the fund solvency requirement described above.
     All receipts of the insurer properly attributable to the business to which an insurance fund relates (including the income of the fund) shall be paid into that fund, and the assets in the insurance fund shall apply only to meet such part of the insurer’s liabilities and expenses as is properly so attributable (excluding certain levies).
Reinsurance
     The MAS Notice 114, “Reinsurance Management Strategy”, sets forth the guiding principles relating to the oversight of the reinsurance management process of insurers and includes the principle that the board of directors and senior management of an insurer should develop, implement and maintain a reinsurance management strategy appropriate to the operations of the insurer to ensure that the insurer has sufficient capacity to meet obligations as they fall due. In addition, the MAS has issued the MAS Guidelines on Risk Management Practices for Insurance Business — Core Activities, which provide further guidance on risk management practices in general, relating to, among other things, reinsurance management.
     The MAS Notices 208 and 316, “Financial Reinsurance”, impose certain requirements in respect of financial reinsurance for insurers registered to carry on general business and life business respectively. These include mandatory requirements on, among other things, prudent management oversight, accounting treatment, disclosure and reporting obligations, guidelines on transfers of insurance risk and (for direct life insurers) approval requirements before, among other things, entering into financial reinsurance contracts.
Regulation of Products
     A direct insurer registered to carry on life business may only issue a life policy or a long-term accident and health policy if the premium chargeable under the policy is in accordance with rates fixed with the approval of an appointed actuary or, where no rates have been so fixed, is a premium approved by the actuary.
     An insurer is required under the MAS Notice 302, “Product Development and Pricing”, to exercise prudent management oversight on the pricing and development of insurance products and investment-linked policy sub-funds, and to, before offering certain new products, either obtain the approval of, or notify, the MAS, as the case may be. Such request for approval or notification shall include information on, among other things, the tables of premium rates. In addition, the MAS has issued the MAS Guidelines on Risk Management Practices for Insurance Business — Core Activities, which provide further guidance on risk management practices in general, relating to, among other things, product development and pricing.
     There are also mandatory requirements and non-mandatory standards which would apply under MAS Notice 307, “Investment-Linked Life Insurance Policies” to investment-linked life insurance policies relating to, among other things, disclosure, investment guidelines, borrowing limits and operational practices. Registered insurers are required to provide for a free-look period for life policies, and accident and health policies with a duration of one year or more.
Market Conduct Standards
     The MAS Notice 306, “Market Conduct Standards for Life Insurers Providing Financial Advisory Services As Defined under the Financial Advisers Act” imposes certain requirements on direct life insurers which provide financial advisory services under the Financial Advisers Act of Singapore relating to, among other things, training and competency requirements, prohibition against subsidised loans to representatives out of life insurance funds, establishing a compliance unit, taking disciplinary action against representatives for misconduct, and allocation/non-allocation of income and expenses to the life insurance funds. The MAS Notice 318, “Market Conduct Standards for Direct Life Insurer as a Product Provider” also imposes certain requirements on direct life insurers as product providers of life policies relating to, among other things, standards of disclosure and restrictions on the sales process and the replacement of life policies.
     The MAS Notice 211, “Minimum and Best Practice Training and Competency Standards for Direct General Insurers” requires direct general insurers to only enter into insurance contracts arranged by agents or staff with requisite registration and minimum qualification requirements (unless exemptions apply), and requires direct general insurers to ensure that staff of certain agents who sell or provide sales advice on the insurers’ products are adequately trained and that front-end operatives meet the qualification requirements (unless exemptions apply) before they are allowed to provide sales advice on or sell general insurance products or handle claims. Non-mandatory best practice standards apply to direct general insurers to implement training and competency plans for front-end operatives. The MAS Guidelines on Market Conduct Standards and Service Standards for Direct General Insurers set out the standards of conduct expected of direct general insurers as product providers of insurance policies.
     In respect of health insurance products, direct insurers must ensure, among other things, that any individual employed by them or who acts as their insurance agent or representative pass the examination requirements specified in the MAS Notice 117, “Training and Competency Requirement: Health Insurance Module” (unless exemptions apply) and are prohibited from accepting business in respect of any health insurance product from any individual whom they employ or who acts as their insurance agent and who has not met such requirements. The MAS Notice 120, “Disclosure and Advisory Process Requirements for Accident and Health Insurance Products” sets out both mandatory requirements and best practice standards on the disclosure of information and provision of advice to insureds for accident and health policies and life policies that provide accident and health benefits.
     The MAS Notice 320, “Management of Participating Life Insurance Business”, requires a direct life insurer to comply with certain disclosure requirements for product summaries, and annual bonus updates, in relation to its participating policies.
     Various industry codes of practice also apply to insurers, including codes/guidelines issued by the Life Insurance Association of Singapore and the General Insurance Association of Singapore.
     In addition, there are rules in the Insurance Act of Singapore and the relevant regulations, notices, guidelines and circulars relating to the granting of loans, advances and credit facilities by insurers, which insurers have to comply with if they conduct such activities.
Risk Management and Fit and Proper Person
     Broadly, the MAS has issued risk management guidelines applicable to insurers specifically and to financial institutions generally which would apply to registered insurers.
     Under the MAS Guidelines on Fit and Proper Criteria, the following persons, among others, are required to be “fit and proper” persons: a substantial shareholder of a registered insurer, a principal officer or director of a registered insurer, a person having effective control of a registered insurer, a person having control of a registered insurer, and an exempt financial institution and its representatives in relation to activities regulated by the MAS under the Financial Advisers Act of Singapore and the Securities and Futures Act of Singapore. Broadly, the MAS will take into account the following criteria in considering whether a person is fit and proper: (i) honesty, integrity and reputation; (ii) competence and capability; and (iii) financial soundness. The principal officer of a registered insurer must also be approved by the MAS prior to his appointment as such.
Anti-money Laundering
     Registered life insurers must comply with anti-money laundering and countering the financing of terrorism requirements under the MAS Notice 314, “Prevention of Money

Laundering and Countering the Financing of Terrorism — Life Insurers” and relevant guidelines and legislation.
Financial Reporting Requirements
     The Insurance (Accounts and Statements) Regulations 2004 sets forth various reporting requirements and prescribes the form in which the relevant statements of account and other statements of a registered insurer are to be made.
     A registered insurer is required to file, among other things, the following with the MAS (i) for each quarter and each accounting period, statements for each insurance fund established and maintained under the Insurance Act of Singapore, (ii) the reports by an actuary on his investigation of policy liabilities and on the prospective test of the financial condition of each insurance fund established and maintained under the Insurance Act of Singapore, each in respect of its life insurance business, (iii) the report by an actuary on his investigation of policy liabilities in respect of its general insurance business, (iv) statements on the fund solvency requirement and capital adequacy requirement, (v) an auditor’s report and supplementary report (if any); and (vi) any other information the MAS may require for the discharge of its functions under the Insurance Act of Singapore.
     In the case of a company incorporated or established outside Singapore, the financial audit need not extend beyond the business for which an insurance fund is maintained under the Insurance Act of Singapore. A registered insurer incorporated outside Singapore is required to file with the MAS for each financial year, in respect of the insurer’s global business operations, a statement of the financial position of the insurer as at the end of that financial year.
     In addition, the MAS Notice 306, “Market Conduct Standards for Life Insurers Providing Financial Advisory Services As Defined under the Financial Advisers Act” and the MAS Notice 318, “Market Conduct Standards for Direct Life Insurer as a Product Provider” require direct life insurers to submit information on their businesses to the MAS annually or (in the case of MAS Notice 306) a nil return.
Actuaries
     A registered insurer carrying on life and general business is also required, for each accounting period, to have an investigation made by an actuary approved by the MAS into (i) the financial condition of its life insurance business by, among other things, conducting “stress testing”, and (ii) for its general business, its liabilities in respect of insurance policies. Actuaries must be approved by the MAS. A direct life insurer shall appoint an actuary who is responsible for, among other things, reporting to the principal officer of a direct life insurer on various matters including matters which in the actuary’s opinion have a material adverse effect on the financial condition of the insurer in respect of its life insurance business. In the event a direct life insurer fails to take appropriate steps to rectify any matter reported by the actuary to its principal officer within a reasonable time, the actuary is required to immediately send a copy of his report to the MAS.
     The MAS Notice 312, “Stress Testing on Financial Condition of Direct Life Insurer”, requires a direct life insurer to conduct stress testing to assess the impact of various risks on the insurer’s financial condition. The stress tests are to be conducted by the insurer’s appointed actuary in accordance with the requirements of the Notice, and the stress test reports are to be lodged with the MAS and deliberated on by the board of directors and senior management of the insurer (taking into account the requirements of the Notice), with any minutes of deliberations and recommendations of the board to be extracted and submitted to the MAS.
MAS Directions Following the AIG Events
     Since October 2008, the MAS has issued certain directions to AIA Singapore specifying that it comply with increased capital adequacy requirements. In addition, the directions provide that prior MAS consent be sought in respect of certain transactions, including transfers or disposals of certain assets (including land or buildings) and financing and guarantee arrangements. The directions also impose certain additional reporting requirements on AIA Singapore. As a regulated entity, AIA has various discussions with the MAS. The discussions with the MAS in relation to the lifting of the directions after listing of our Shares have been favourable as MAS takes further comfort that AIA Singapore intends to become a locally incorporated subsidiary of AIA in the foreseeable future.”
     e. Our History and Reorganisation
     The section headed “Our History and Reorganisation — Our Reorganisation —Phase III — Preparation for a Public Offering or Sale — Transfer of Philamlife” is updated by this Supplement Number 1 as follows:
     “After initially considering a third-party sale for Philamlife, which at the time was almost wholly-owned (99.78%) by AIG and ALICO, AIG determined that the consolidation of Philamlife with the AIA Group would benefit both organisations by expanding the AIA Group’s footprint and product offering in the Asia Pacific region while permitting Philamlife to draw on AIA’s broader resources, expertise, best practices and experience in the region. Consequently, on 24 August 2009, ALICO and AIG entered into an agreement with AIA to transfer all of their legal and beneficial interests in Philamlife to AIA in exchange for an AIA promissory note equal to the net book value of Philamlife. In conjunction with the FRBNY Transaction, this promissory note was contributed by AIG to AIA and cancelled. The purchase agreement contains customary representations and warranties relating to the business transferred and an indemnification from AIG for losses arising from a breach of warranty. Except in the case of a breach of warranty relating to title, tax and certain other matters, the amount of any indemnity payable by AIG (i) is subject to a deductible equal to 75% of the purchase price, (ii) shall not exceed 20% of the purchase price, and (iii) will be payable only in respect of claims notified to AIG within 18 months of the transfer of beneficial ownership, which occurred on 3 November 2009. As a result of the transfer of beneficial ownership, Philamlife is now an operating subsidiary of AIA. The Company has secured tax treaty relief approval from the Philippines Bureau of Internal Revenue with respect to the transfer of legal title from AIG and ALICO to AIA and, based on the advice of its legal counsel, has no reason to believe that there are any legal impediments to finalising the transfer of legal title. Philamlife occupied the leading position in the Philippines’ life insurance market with a 19% market share of total premium income in 2009, based on data classified and published by the Philippine Insurance Commission.”

     f. Business
     The eighth paragraph of the section headed “Business — Our Products — Our Key Product Lines” is updated by this Supplement Number 1 as follows:
     “New business as measured by ANP in respect of our group insurance products were US$130 million in 1H 2010 compared with US$155 million in 1H 2009, while VONB decreased from US$55 million in 1H 2009 to US$46 million in 1H 2010. Our ANP and VONB in 1H 2009 benefited from two significant corporate accounts acquired by our operations in Australia in 1H 2009. New business margins have increased from 35% in 1H 2009 to 36% in 1H 2010.”

     The first paragraph of the section headed “Business — Investments — Our Investment Portfolio — Fixed Income Investment Portfolio — Government Bonds” is updated by this Supplement Number 1 as follows:
     “Government bonds constituted 27%, 29%, 28% and 30% of the carrying value of total Policyholder and Shareholder Investments as of 30 November 2007, 2008 and 2009 and 31 May 2010, respectively.”

     The third paragraph of the section headed “Business — Investments — Our Investment Portfolio — Fixed Income Investment Portfolio — Structured Securities” is updated by this Supplement Number 1 as follows:

     “The following tables show that 95%, 90%, 85% and 78% of our total structured securities of Policyholder and Shareholder Investments were rated BBB or higher as of 30 November 2007, 2008 and 2009 and 31 May 2010, respectively.”

     The penultimate paragraph of the section headed “Business — Investments — Our Investment Portfolio — Equity Securities and Alternative Investment” is updated by this Supplement Number 1 as follows:
     “Our portfolio of private equities is relatively small, constituting 0.3%, 0.2%, 0.1% and 0.1% of the carrying value of total Policyholder and Shareholder Investments as of 30 November 2007, 2008 and 2009 and 31 May 2010, respectively. We have made investments in private equity in high growth economies, such as China and India, and diverse sectors, including manufacturing, services, retail and infrastructure.”

     g. Our Relationship with the AIG Group
     The section headed “Our Relationship with the AIG Group — Ownership Structure of the AIG Group” is updated by this Supplement Number 1 with the following new sub-section:
“Immediately After the Global Offering
     The chart below is a simplified representation of the relationships among the AIG Group, the FRBNY and the U.S. Treasury Department that are relevant to their respective interests in the AIA Group immediately after the Global Offering:

*	Other than Philamlife (99.78%) and our interest in AIA India (26%).

**	Assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised. For additional information on the Offer Size Adjustment Option, the Over-Allotment Option and their impact on the shareholding structure of the Company, see the section headed “Substantial Shareholders” in this prospectus.”

     The first paragraph of the section headed “Our Relationship with the AIG Group —Ownership Structure of the AIG Group — Ownership of AIA Group Limited” is updated by this Supplement Number 1 as follows:
     “The Company’s largest shareholder both before and immediately after completion of the Global Offering will be AIA Aurora LLC, a Delaware limited liability company which was formed on 11 August 2009 in connection with the FRBNY Transaction. Immediately prior to the Global Offering, AIA Aurora LLC will hold all of the Company’s issued and outstanding

Shares. Immediately after completion of the Global Offering, and assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised, it is expected that AIA Aurora LLC will hold approximately 51.4% of the Company’s issued and outstanding Shares (or approximately 32.9% of the Company’s issued and outstanding Shares if the Offer Size Adjustment Option and the Over-Allotment Option are exercised in full). Immediately after completion of the Global Offering, and assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised, it is expected that approximately 48.6% of the Company’s issued and outstanding Shares will be held by the public (or approximately 67.1% of the Company’s issued and outstanding Shares if the Offer Size Adjustment Option and the Over-Allotment Option are exercised in full). For additional information on the Offer Size Adjustment Option, the Over-Allotment Option and their impact on the shareholding structure of the Company, see the section headed “Substantial Shareholders” in this prospectus.”

     The first paragraph of the section headed “Our Relationship with the AIG Group —Ownership Structure of the AIG Group — Ownership of AIA Aurora LLC” is updated by this Supplement Number 1 as follows:
     “AIG owns 100% of the common units of AIA Aurora LLC, which represents 100% of the voting power, including the right to appoint the entire board of managers, of AIA Aurora LLC. In connection with the closing of the transactions contemplated by the FRBNY Purchase Agreement, on 1 December 2009, AIG, AIRCO, the FRBNY and AIA Aurora LLC entered into the Fourth Amended and Restated Limited Liability Company Agreement of AIA Aurora LLC (the “LLC Agreement”), which sets forth the terms and conditions of the respective parties’ ownership and governance rights in AIA Aurora LLC. Pursuant to the LLC Agreement, the FRBNY has acquired certain governance rights over AIA Aurora LLC and its subsidiaries to protect the FRBNY’s interests until such time as the Liquidation Preference of its preferred units in AIA Aurora LLC is paid in full. The FRBNY own 100% of the non-voting preferred units of AIA Aurora LLC. For further information concerning the terms of the LLC Agreement, see “— Certain Shareholder Arrangements — The LLC Agreement” in this section. If the AIG Recapitalisation is implemented in accordance with the agreement in principle, AIG estimates that the U.S. Treasury Department will hold approximately 91.7% of AIA Aurora LLC’s outstanding preferred units with an estimated liquidation preference equal to approximately US$13.0 billion and the FRBNY will hold approximately 8.3% of AIA Aurora LLC’s outstanding preferred units with an estimated liquidation preference equal to approximately US$1.2 billion. The foregoing estimate is based on current estimates of proceeds of pending asset sales, pending financing transactions and additional funds from AIG’s operations, which may differ materially from actual amounts available when the AIG Recapitalisation is completed. It also assumes that the Global Offering will result in net proceeds to AIA Aurora LLC of approximately HK$109,077.1 million (US$14,061.2 million) after deducting the estimated underwriting fees and expenses (other than any discretionary incentive fee that may be paid to the Underwriters) payable by AIA Aurora LLC in connection with the Global Offering, assuming the Offer Size Adjustment Option and the Over Allotment Option are not exercised and assuming an Offer Price of HK$19.03 per Share, being the mid point of the Offer Price range.”

     The first paragraph of section headed “Our Relationship with the AIG Group —Ownership Structure of AIG — Ownership of AIG” is updated by this Supplement Number 1 as follows:
     “The U.S. Treasury Department holds two series of preferred stock in AIG (the “Series E Preferred” and “Series F Preferred”) that do not have voting rights but permit their holders to elect the greater of two additional directors to AIG’s board of directors or up to 20% of the total number of AIG board members in certain circumstances. In addition, pursuant to the FRBNY Credit Agreement, on 4 March 2009, AIG issued 100,000 shares of a third series of preferred stock in AIG (the “Series C Preferred”) to the AIG Credit Facility Trust, a trust for the sole benefit of the United States Treasury established under the AIG Credit Facility Trust Agreement dated 16 January 2009. The AIG Credit Facility Trust is overseen by three independent trustees and holds all outstanding shares of the Series C Preferred stock, representing approximately 79.8% of the voting power of the Series C Preferred and the common stock of AIG voting together. The remaining 20.2% of voting power is held by holders of shares of AIG common stock.”

     The fifth paragraph of the section headed “Our Relationship with the AIG Group — Our Independence from the AIG Group — Management Independence” is updated by this Supplement Number 1 as follows:
     “In addition, we expect to review our corporate governance practices from time to time and adopt additional corporate governance initiatives with a view to implementing guidance provided by our regulators and best practices as they evolve.”

     The last paragraph of the section headed “Our Relationship with the AIG Group —Certain Shareholder Arrangements — The LLC Agreement — Voting Rights and FRBNY Approval Rights” is updated by this Supplement Number 1 as follows:
     “The FRBNY has agreed that its approval rights arising under the FRBNY Agreement will terminate upon AIA Aurora LLC having received aggregate net proceeds from the sale of the Shares owned by AIA Aurora LLC in an amount equal to at least US$13.6 billion. As described in the section headed “Future Plans and Use of Proceeds — Use of Proceeds” in this prospectus, the net proceeds to AIA Aurora LLC from the Global Offering are estimated to be approximately HK$109,077.1 million (US$14,061.2 million) after deducting the estimated underwriting fees and expenses (other than any discretionary incentive fee that may be paid to the Underwriters) payable by AIA Aurora LLC in connection with the Global Offering, assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised and assuming an Offer Price of HK$19.03 per Share, being the mid-point of the Offer Price range. Notwithstanding any termination of the approval rights under the FRBNY Framework Agreement, the FRBNY or the U.S. Treasury Department (following any assignment by the FRBNY of its rights in connection with the proposed AIG Recapitalisation) will continue to have substantially similar approval rights with respect to actions taken by AIA Aurora LLC (including the voting of its Shares in AIA Group Limited) until payment in full of the outstanding liquidation preferences relating to the preferred units of both AIA Aurora LLC and the ALICO SPV.”

     The sections headed “Our Relationship with the AIG Group — Certain Shareholder Arrangements — The LLC Agreement — The FRBNY’s Right to Receive Shares” and “Risk Factors — Risks Relating to Ownership of Our Shares — Future sales of substantial amounts of our Shares in the public market could significantly depress the price of our Shares” are updated by this Supplement Number 1 as follows:
     “The maximum value of Shares that can be subject to a Distribution Demand will be equal to the amount of the then current Liquidation Preference. For the purposes of illustration only, assuming a Liquidation Preference of approximately US$16.7 billion remains following distribution of the net proceeds from the sale of Offer Shares in the Global Offering, all of the Shares held by AIA Aurora LLC immediately after the Global Offering could be subject to a Distribution Demand (assuming that AIA Aurora LLC holds 6,186,586,201 Shares immediately after the Global Offering (assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised) and using the mid-point of the Offer Price range (HK$19.03) as the average closing sale price).”
     h. Directors and Senior Management
     The section headed “Directors and Senior Management — General” is updated by this Supplement Number 1 with the following new paragraph:
     “With a view to implementing guidance provided by our regulators and best practice, we intend that an independent non-executive Director will be appointed as Non-Executive Chairman on or before 30 November 2010. Such Non-Executive Chairman may be a current independent non-executive Director or a newly appointed independent non-executive Director. Mr. Mark Edward Tucker has been appointed as our Group Executive Chairman. His role of Group Executive Chairman will cease upon the appointment of a Non-Executive Chairman on or before 30 November 2010. In principle, we intend over time to achieve a position where independent non-executive Directors constitute a majority of the Board.”
     i. Substantial Shareholders
     The table in the section headed “Substantial Shareholders — Substantial Shareholders” is updated by this Supplement Number 1 as follows:

AIG Credit
	AIA Aurora		Facility
	LLC*	AIG(1)+	Trust(2)+
Number of Shares held directly immediately after the Global Offering if neither the Offer Size Adjustment Option nor the Over-Allotment Option is exercised	6,186,586,201*	6,186,586,201+	6,186,586,201+
Approximate percentage of interest in the Company immediately after the Global Offering if neither the Offer Size Adjustment Option nor the Over- Allotment Option is exercised	51.4%	51.4%	51.4%
Number of Shares directly held immediately after the Global Offering if only the Offer Size Adjustment Option is exercised in full and the Over-Allotment Option is not exercised	5,015,103,601*	5,015,103,601+	5,015,103,601+

					AIG Credit
	AIA Aurora				Facility
	LLC*		AIG(1)+		Trust(2)+
Approximate percentage of interest in the Company immediately after the Global Offering if only the Offer Size Adjustment Option is exercised in full and the Over-Allotment Option is not exercised	41.6%		41.6%		41.6%
Number of Shares directly held immediately after the Global Offering if only the Over-Allotment Option is exercised in full and the Offer Size Adjustment Option is not exercised	5,307,974,201	*	5,307,974,201	+	5,307,974,201 +
Approximate percentage of interest in the Company immediately after the Global Offering if only the Over-Allotment Option is exercised in full and the Offer Size Adjustment Option is not exercised	44.1%		44.1%		44.1%
Number of Shares directly held immediately after the Global Offering if both the Offer Size Adjustment Option and the Over-Allotment Option are exercised in full	3,960,769,201	*	3,960,769,201	+	3,960,769,201 +
Approximate percentage of interest in the Company immediately after the Global Offering if both the Offer Size Adjustment Option and the Over- Allotment Option are exercised in full	32.9%		32.9%		32.9%

(1)	AIG holds 100% of the common units of AIA Aurora LLC. AIG does not directly hold Shares of the Company.

(2)	A trust, overseen by three independent trustees, that holds for the sole benefit of the U.S. Treasury all of the outstanding shares of the Series C Preferred as of the date of this prospectus. The AIG Credit Facility Trust does not directly hold Shares of the Company.

*	The nature of AIA Aurora LLC’s interest in the Shares will be legal and beneficial interest.

+	The nature of AIG’s and AIG Credit Facility Trust’s interests in the Shares will be from their respective interests in controlled entities.
     j. The Corporate Placing
     The section headed “The Corporate Placing” is updated by this Supplement Number 1 as follows:
“THE CORPORATE PLACING
     As part of the International Placing, we and the Joint Global Coordinators have entered into cornerstone investment agreements with each of the investors described below (the “Corporate Investors”, each a “Corporate Investor”), pursuant to which the Corporate Investors have agreed to purchase, at the Offer Price for such number of Offer Shares (rounded down to the nearest whole board lot of 200 Shares) that may be purchased for an aggregate amount of approximately US$1,920 million (the “Corporate Placing”). Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares to be purchased by the Corporate Investors would be approximately 782,673,200, representing approximately 6.5% of the Offer Shares in issue and outstanding upon the completion of the Global Offering.

     The Corporate Investors are independent third parties and are not our connected persons. Details of the actual number of Offer Shares to be allocated to the Corporate Investors will be disclosed in the allotment results announcement to be issued by the Company on or before Thursday, 28 October 2010.
     The Corporate Placing forms part of the International Placing. None of the Corporate Investors, nor their associates will purchase any Offer Shares under the International Placing other than pursuant to the respective cornerstone investment agreement entered into with each of them or where the Corporate Investor or its associate is acting as a nominee for its customers. The Offer Shares to be purchased by the Corporate Investors will rank pari passu in all respects with the other fully paid shares in issue and will be counted towards the public float of the Company. Immediately following the completion of the Global Offering, none of the Corporate Investors will have any representation on the Board, nor will any of the Corporate Investors become our substantial shareholder.
     The Offer Shares to be purchased by the Corporate Investors will not be affected by any reallocation of the Offer Shares between the International Placing and the Hong Kong Public Offer described in the section headed “Structure of the Global Offering — The Hong Kong Public Offer” in this prospectus.
CORPORATE INVESTORS
     We and the Joint Global Coordinators have entered into cornerstone investment agreements with the following Corporate Investors in respect of the Corporate Placing. The information about our Corporate Investors has been provided by each of the relevant Corporate Investors in connection with the Corporate Placing.
Chow Tai Fook Nominee Limited
     Chow Tai Fook Nominee Limited (“CTF”) has agreed to purchase such number of Offer Shares (rounded down to the nearest whole board lot of 200 Shares) which may be purchased for HK$388,000,000 at the Offer Price. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares that CTF would purchase would be 20,388,800, representing approximately 0.17% of the Offer Shares in issue and outstanding immediately following the completion of the Global Offering.
     CTF is a company incorporated in Hong Kong and is principally engaged in the investment holding business. It is wholly and beneficially owned by Dato’ Dr. Cheng Yu-Tung.
Guoco Management Co. Ltd., Guoline Capital Limited and Hong Leong Assurance Berhad
     Guoco Management Co. Ltd (“Guoco”), GuoLine Capital Limited (“GuoLine”) and Hong Leong Assurance Berhad (“Hong Leong Assurance”) have agreed to purchase such number of Offer Shares (rounded down to the nearest whole board lot of 200 Shares) which may be purchased for the Hong Kong dollar equivalent of US$250,000,000, US$100,000,000 and US$20,000,000, respectively, at the Offer Price. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of

Offer Shares that Guoco would purchase would be 101,908,800, representing approximately 0.85% of the Offer Shares in issue and outstanding immediately following the completion of the Global Offering. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares that GuoLine would purchase would be 40,763,400, representing approximately 0.34% of the Shares in issue and outstanding immediately following the completion of the Global Offering. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares that Hong Leong would purchase would be 8,152,600, representing approximately 0.07% of the Offer Shares in issue and outstanding immediately following the completion of the Global Offering.
     Guoco is an investment and management company incorporated in Hong Kong wholly owned by Guoco Group Limited (listed on the Main Board of the Hong Kong Stock Exchange with stock code: 00053) which in turn is an indirect subsidiary of Hong Leong Company (Malaysia) Berhad. Guoco Group Limited has four core businesses namely, principal investments, property development and investment, hospitality and leisure business and financial services. GuoLine is an investment holding company incorporated in Bermuda and is an indirect subsidiary of Hong Leong Company (Malaysia) Berhad. Hong Leong, is a company incorporated in Malaysia principally engaged in the underwriting of life insurance business in Malaysia and is an indirect subsidiary of Hong Leong Financial Group Berhad, a company listed on the Kuala Lumpur Stock Exchange, which, in turn, is an indirect subsidiary (non wholly-owned) of Hong Leong Company (Malaysia) Berhad.
Kumpulan Wang Persaraan (Diperbadankan)
     Kumpulan Wang Persaraan (Diperbadankan) (“KWAP”) has agreed to purchase such number of Offer Shares (rounded down to the nearest whole board lot of 200 Shares) which may be purchased for the Hong Kong dollar equivalent of US$200,000,000 at the Offer Price. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares that KWAP would purchase would be 81,527,000, representing approximately 0.68% of the Offer Shares in issue and outstanding immediately following the completion of the Global Offering.
     KWAP manages the pension contributions from Malaysian civil servants and employees of statutory bodies and local authorities authorized by Minister of Finance, Malaysia. KWAP is a statutory body, incorporated under the Retirement Fund Incorporated Act, 2007.
Kuwait Investment Authority
     Kuwait Investment Authority (“KIA”) has agreed to purchase such number of Offer Shares (rounded down to the nearest whole board lot of 200 Shares) which may be purchased for the Hong Kong dollar equivalent of US$1,000,000,000 at the Offer Price. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares that KIA would purchase would be 407,635,200, representing approximately 3.38% of the Offer Shares in issue and outstanding immediately following the completion of the Global Offering.
     KIA is an autonomous government body responsible for the management and administration of the General Reserve Fund and the assets of the Future Generations Fund as well as any other funds entrusted to it by the Minister of Finance for and on behalf of the State of Kuwait. KIA invests across asset classes and markets around the globe with its main office located in Kuwait City and a branch office in London, UK.

Lorita Investments Limited
     Lorita Investments Limited (“Lorita Investments”) has agreed to purchase such number of Offer Shares (rounded down to the nearest whole board lot of 200 Shares) which may be purchased for the Hong Kong dollar equivalent of US$200,000,000 at the Offer Price. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares that Lorita Investments would purchase would be 81,527,000, representing approximately 0.68% of the Offer Shares in issue and outstanding immediately following the completion of the Global Offering, assuming that neither the Offer Size Adjustment Option nor the Over-Allotment Option is exercised.
     Lorita Investments is a company incorporated in the British Virgin Islands and is ultimately controlled by Mr. Peter Woo Kwong Ching, Chairman of Wheelock and Company Limited and The Wharf (Holdings) Limited (both are listed investment companies in Hong Kong).
NWS Financial Management Services Limited
     NWS Financial Management Services Limited (“NWS”) has agreed to purchase such number of Offer Shares (rounded down to the nearest whole board lot of 200 Shares) which may be purchased for HK$388,000,000 at the Offer Price. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares that NWS would purchase would be 20,388,800, representing approximately 0.17% of the Offer Shares in issue and outstanding immediately following the completion of the Global Offering.
     NWS is an indirect wholly-owned subsidiary of NWS Holdings Limited (Stock Code: 00659), a company incorporated in Bermuda with limited liability and whose shares are listed on the Main Board of the Hong Kong Stock Exchange. NWS Holdings Limited is the infrastructure and service flagship of New World Development Company Limited (Stock Code: 00017) and embraces a diversified range of businesses in Hong Kong, Mainland China and Macau. Its infrastructure portfolio includes roads, energy, water and ports & logistics projects while its services division comprises facilities management (e.g. management of Hong Kong Convention and Exhibition Centre and Free Duty), Contracting & Transport (e.g. Hip Hing Construction and bus and ferry services).
Wing Trade Investments Limited
     Wing Trade Investments Limited (“Wing Trade”) has agreed to purchase such number of Offer Shares (rounded down to the nearest whole board lot of 200 Shares) which may be purchased for the Hong Kong dollar equivalent of US$50,000,000 at the Offer Price. Assuming an Offer Price of HK$19.03 (being the mid-point of the Offer Price range stated in this prospectus), the total number of Offer Shares that Wing Trade would purchase would be 20,381,600, representing approximately 0.17% of the Offer Shares in issue and outstanding immediately following the completion of the Global Offering.
     Wing Trade is an investment holding company incorporated in the British Virgin Islands and is a subsidiary of Hong Leong Financial Group Berhad, a company listed on the Kuala Lumpur Stock Exchange.

CONDITIONS PRECEDENT
     The obligation of the Corporate Investors to purchase the Offer Shares is subject to, among other things, the following conditions precedent:
(a)	The Hong Kong Underwriting Agreement for the Hong Kong Public Offer and the International Placing Agreement for the International Placing being entered into and having become unconditional (in accordance with their respective original terms or as subsequently waived or varied by agreement of the parties thereto) by no later than the time and date as specified or as subsequently waived or varied by agreement of the parties thereto in those underwriting or placing agreements;

(b)	none of the aforesaid underwriting or placing agreements having been terminated;

(c)	the Listing Committee of the Hong Kong Stock Exchange having granted the listing of, and permission to deal in, the Shares and such approval or permission not having been revoked; and

(d)	no laws having been enacted or promulgated which prohibit the consummation of the transactions contemplated in the Hong Kong Public Offer, the International Placing or the relevant cornerstone investment agreement and there being no orders or injunctions from a court of competent jurisdiction in effect precluding or prohibiting consummation of such transactions.
RESTRICTIONS ON DISPOSALS BY THE CORPORATE INVESTORS
     Each of the Corporate Investors has agreed that, without the prior written consent of the Company and the Joint Global Coordinators, it will not, whether directly or indirectly, at any time during the First Six-month Period, dispose of any of the Shares or any interest in any company or entity holding any of the Shares acquired by it pursuant to the Corporate Placing.”
     k. Financial Information
     The section headed “Financial Information — Indebtedness — Changes to Liquidity and Indebtedness Subsequent to 31 May 2010” is updated by this Supplement Number 1 as follows:
     “As of 31 August 2010, we had outstanding borrowings and obligations under repurchase agreements of approximately US$1,369 million.
     As of 31 August 2010, our cash and cash equivalents were US$3,062 million. As of 31 August 2010, the AIA Group’s outstanding borrowings were US$711 million, principally reflecting an increase in bank loan and overdraft balances.

     Properties with a book value of US$758 million and a fair value of US$1,556 million and cash and cash equivalents of US$66 million at 31 August 2010 are pledged as security with respect to bank loans.”

     The section headed “Financial Information — Indebtedness — Operational Borrowings” is updated by this Supplement Number 1 with the following new bullet:
“•	As of 31 August 2010, operational borrowings increased to US$1,369 million from US$1,364 million as of 31 May 2010.”

     The section headed “Financial Information — Indebtedness — Contingencies” is updated by this Supplement Number 1 as follows:
     “We are subject to regulation in each of the geographical markets in which we operate by insurance, securities, capital markets, pension, data privacy and other regulators and we are exposed to the risk of regulatory actions in response to perceived or actual non-compliance with regulations relating to suitability, sales or underwriting practices, claims payments and procedures, product design, disclosure, administration, denial or delay of benefits and breaches of fiduciary or other duties.
     We are exposed to legal proceedings, complaints and other actions from our activities including those arising from commercial activities, sales practices, suitability of products, policies and claims.
     We are the reinsurer in a residential mortgage credit reinsurance agreement covering residential mortgages in Australia. Due to a change in law, further cessions under this contract ended in July 2008. This reinsurance is fully retroceded to a subsidiary of AIG. We are exposed to the risk of losses in the event of the failure of the counterparty retrocessionaire to honour its obligations. The principal balance outstanding on mortgage loans to which the reinsurance agreement relates was approximately US$2,899 million as of 31 August 2010 (US$4,507 million as of 30 November 2007; US$3,147 million as of 30 November 2008; US$3,588 million as of 30 November 2009; and US$2,977 as of 31 May 2010). The liabilities and related reinsurance assets, which totalled US$13 million as of 31 August 2010 (US$31 million as of 30 November 2007; US$32 million as of 30 November 2008; US$24 million as of 30 November 2009; and US$15 million as of 31 May 2010) respectively arising from these agreements are reflected and presented on a gross basis in accordance with our accounting policies. We expect to fully recover amounts outstanding as of 31 August 2010 under the terms of this agreement from the retrocessionaire. In the event of a change in control of one party, the other party has the right to terminate the retrocession cover with the AIA Group electing whether the termination is on a run-off basis or clean cut basis.
     We provided reinsurance and retrocession of general insurance business which was primarily underwritten in the 1970s and 1980s. In the absence of any material claim notifications in the three years ended 30 November 2009 and up to 31 August 2010, we do not expect any further material liabilities to arise. At the time AIA-B was transferred to the AIA Group, AIRCO, the former owner of AIA-B, provided AIA with an uncapped indemnification for losses with respect to claims made before 11 November 2010, arising from underwriting activities of the Bermuda office of AIA-B prior to 28 February 2009.
     As of 31 August 2010, we have issued capital guarantees and guarantees of indebtedness of approximately US$1.8 million and minimum guaranteed rates of return ranging from 0% to 5% to holders of units of pension funds that have an accumulation value of approximately US$1,298 million (US$1,272 million as of 30 November 2007; US$1,232 million as of 30 November 2008; US$1,260 million as of 30 November 2009; and US$1,282 million as of 31 May 2010). We have the ability to reduce the guaranteed rates of return, subject to obtaining approvals of applicable regulators.
     The status of our licences is reviewed from time to time by our regulators in light of a number of factors including the legal structure of the AIA Group.”

     The section headed “Financial Information — Property Interests” is updated by this Supplement Number 1 with the following new paragraph:
     “The table below sets forth the reconciliation of aggregate amounts of the property interests of the AIA Group as of 31 August 2010 to their value as of 31 May 2010 as per the property valuation report set forth in Appendix IV to this prospectus:

in US$
millions
Net book value property interests of the AIA Group as of 31 May 2010	1,157
Movements for the three months ended 31 August 2010	—
Additions	56
Disposals	(1)
Depreciation	(4)
Transfers	—
Foreign exchange movements	12

Net book value as of 31 August 2010	1,220
Valuation surplus as of 31 August 2010	1,529

Valuation as of 31 August 2010 as per the valuation report set forth in Appendix V to this prospectus	2,749 ”

     The sections headed “Summary — Dividend Policy” and “Financial Information — Dividend Policy” are updated by this Supplement Number 1 as follows:
     “In accordance with the Articles, we may, upon ordinary resolution of our shareholders, declare dividends, but any such dividend may not exceed the amount recommended by the Board. The Board will recommend the declaration of dividends, if any, after considering various factors, including:
•	our financial results;

•	our shareholders’ interests;

•	general business conditions and strategies;

•	our capital and solvency requirements;

•	statutory restrictions on the payment of dividends by us to our shareholders;

•	our solvency margin position;

•	possible effects on our creditworthiness;

•	fluctuations of the respective functional currencies of our local operating units against our reporting currency, the U.S. dollar; and

•	other factors the Board may deem relevant.
     We will declare dividends, if any, on a per Share basis in U.S. dollars. Shareholders will have the option to receive cash dividends in Hong Kong dollars or U.S. dollars. AIA Group Limited will not pay a dividend before 2011. The Board will consider the factors set forth above in establishing a semi-annual dividend commencing for the interim period ending 1H 2011.
     AIG has given the Insurance Authority an undertaking that, for so long as AIG directly or indirectly holds a legal or beneficial interest in AIA Group Limited in excess of 10% of the outstanding or issued share capital of AIA Group Limited or AIG directly or indirectly is entitled to exercise or control the exercise of 10% or more of the voting power at any general meeting of AIA Group Limited, AIG will ensure that no member of the AIG Group that holds AIG’s interest in AIA Group Limited and that is controlled by AIG will vote its shares in any shareholder vote for the approval of a dividend distribution to AIA Group Limited’s shareholders. For more information concerning this undertaking given by AIG, see the section headed “Supervision and Regulation — Regulatory Framework — Hong Kong —Section 35 Orders” in this prospectus.”
     l. Underwriting
     The first six sub-sections of the section headed “Underwriting” are updated by this Supplement Number 1 as follows:
“HONG KONG UNDERWRITERS
     The Hong Kong underwriters are:
     Joint Lead Managers
     Citigroup Global Markets Asia Limited
     Deutsche Bank AG, Hong Kong Branch
     Goldman Sachs (Asia) L.L.C.
     Morgan Stanley Asia Limited

     Barclays Capital Asia Limited
     Merrill Lynch Far East Limited
     CIMB Securities (HK) Ltd.
     Credit Suisse (Hong Kong) Limited
     ICBC International Securities Limited
     J.P. Morgan Securities (Asia Pacific) Limited
     UBS AG, Hong Kong Branch
     Co-Lead Managers
     BNP Paribas Capital (Asia Pacific) Limited
     BOCI Asia Limited
     CCB International Capital Limited
     Daiwa Capital Markets Hong Kong Limited
     DBS Asia Capital Limited
     Macquarie Capital Securities Limited
     Nomura International (Hong Kong) Limited
     Standard Chartered Securities (Hong Kong) Limited
     Co-Managers
     ABCI Securities Company Limited
     Australia and New Zealand Banking Group Limited, Hong Kong Branch
     ING Bank N.V., London branch
     Keefe, Bruyette & Woods Ltd.
     Lloyds TSB Bank plc
     Loop Capital Markets, LLC
     Mizuho Securities Asia Limited

     Natixis
     Piper Jaffray Asia Securities Limited
     Samuel A. Ramirez and Company, Inc.
     Societe Generale
     The Bank of Nova Scotia, Hong Kong Branch
     The Royal Bank of Scotland N.V., Hong Kong Branch
     The Williams Capital Group, L.P.
     Wells Fargo Securities, LLC
INTERNATIONAL UNDERWRITERS
     The International Underwriters are expected to be:
     Joint Lead Managers
     Citigroup Global Markets Limited
     Deutsche Bank AG, Hong Kong Branch
     Goldman Sachs (Asia) L.L.C.
     Morgan Stanley & Co. International plc
     Barclays Bank PLC
     Merrill Lynch International
     CIMB Securities (HK) Ltd.
     Credit Suisse (Hong Kong) Limited
     ICBC International Securities Limited
     J.P. Morgan Securities Ltd.
     UBS AG, Hong Kong Branch
     Co-lead Managers
     BNP Paribas Capital (Asia Pacific) Limited

     BOCI Asia Limited
     CCB International Capital Limited
     Daiwa Capital Markets Hong Kong Limited
     DBS Asia Capital Limited
     Macquarie Capital Securities Limited
     Nomura International (Hong Kong) Limited
     Standard Chartered Securities (Hong Kong) Limited
     Co-Managers
     ABCI Securities Company Limited
     Australia and New Zealand Banking Group Limited, Hong Kong Branch
     ING Bank N.V., London branch
     Keefe, Bruyette & Woods Ltd.
     Lloyds TSB Bank plc
     Loop Capital Markets, LLC
     Mizuho Securities Asia Limited
     National Australia Bank Limited
     Natixis
     Piper Jaffray Asia Securities Limited
     PNC Capital Markets LLC
     RBC Dominion Securities Inc
     Samuel A. Ramirez and Company, Inc.
     Sanford C. Bernstein & Co., LLC
     Societe Generale
     The Bank of Nova Scotia, Hong Kong Branch

     The Royal Bank of Scotland N.V., Hong Kong Branch
     The Williams Capital Group, L.P.
     UniCredit Bank AG
     Wells Fargo Securities, LLC
UNDERWRITING ARRANGEMENTS AND EXPENSES
Hong Kong Public Offering
Hong Kong Underwriting Agreement
     The Hong Kong Underwriting Agreement was entered into on 15 October 2010. As described in the Hong Kong Underwriting Agreement, the Selling Shareholder is offering, through AIA Aurora LLC, the Hong Kong Offer Shares for purchase on the terms and subject to the conditions of this prospectus and the Application Forms at the Offer Price. Subject to the Listing Committee granting the listing of, and permission to deal in, our Shares in issue as mentioned herein, and to certain other conditions set out in the Hong Kong Underwriting Agreement, the Hong Kong Underwriters have agreed severally to purchase or procure purchasers for the Hong Kong Offer Shares which are being offered but are not taken up under the Hong Kong Public Offer on the terms and subject to the conditions of this prospectus and the Application Forms.
     The Selling Shareholder has granted to the Hong Kong Underwriters the Offer Size Adjustment Option, exercisable by the Joint Global Coordinators on behalf of the Hong Kong Underwriters, on or before the Price Determination Date, to require the Selling Shareholder to sell up to an aggregate of 1,171,482,600 additional Shares at the Offer Price to cover additional market demand, if any.
     The Hong Kong Underwriting Agreement is conditional upon and subject to the International Placing Agreement having been signed and becoming unconditional and not having been terminated in accordance with its terms.
     Since the Company is a regulated entity in a number of jurisdictions, the Hong Kong Underwriting Agreement contains provisions which delay the obligation of the Selling Shareholder to transfer such number of Hong Kong Offer Shares to any of the Hong Kong Underwriters where the transfer of such number of Hong Kong Offer Shares would require regulatory approval (but does not delay their obligation to pay for those Hong Kong Offer Shares) until such time as the required regulatory approvals are obtained which can be no longer than 12 months from the date of the Hong Kong Underwriting Agreement.

Grounds for Termination
     The respective obligations of the Hong Kong Underwriters to purchase or procure purchasers for the Hong Kong Offer Shares will be subject to termination with immediate effect by notice in writing from the Joint Global Coordinators, for themselves and on behalf of the Hong Kong Underwriters, to the Company, the Selling Shareholder and the Hong Kong Underwriters, if any of the following events occur prior to 8:00 am on the Listing Date:
(a)	the development, occurrence or coming into effect of any event or series of events, matters or circumstances concerning or relating to:
(i)	any new law or any change or development involving a prospective change in existing laws or any change in the interpretation or application thereof by any court or other competent authority in the United States, the United Kingdom, Japan, Hong Kong, China, Korea, Thailand, Singapore or Malaysia (the “Relevant Jurisdictions”);

(ii)	any change or development, or any event or series of events reasonably expected to result in any change or development, or prospective change or development, in local, regional, national or international financial, political, legal, military, industrial, economic, fiscal, regulatory, currency or market conditions (including, without limitation, conditions in stock and bond markets, money and foreign exchange markets and inter-bank markets) or equity securities or stock or other financial market conditions or any monetary or trading settlement system (including but not limited to a change in the system under which the value of the Hong Kong currency is linked to that of the United States) in or affecting any of the Relevant Jurisdictions;

(iii)	any major disruption or general moratorium in commercial banking or securities settlement, payment or clearing services or procedures in any of the Relevant Jurisdictions;

(iv)	the imposition of any moratorium, suspension or restriction on trading in securities generally on the Hong Kong Stock Exchange, the New York Stock Exchange, the NASDAQ Global Market, the London Stock Exchange or the Tokyo Stock Exchange, by any of the said exchanges or by such system or by order of any regulatory or governmental authority;

(v)	any event or a series of events, in the nature of force majeure, including but not limited to any act of God, war, riot, public disorder, civil commotion, economic sanctions, fire, flood, earthquake, explosion, epidemic, outbreak of an infectious disease, terrorism (whether or not responsibility has been claimed), labour dispute, strike or lock-out and any local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared) or other state of emergency or calamity or crisis (whether or not covered by insurance) or political or social crisis involving or affecting any of the Relevant Jurisdictions; or

(vi)	any litigation of material importance being threatened or instigated against the Company or any of its subsidiaries; which in the sole opinion of Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters):
(A)	is or will be or is likely to be materially adverse to, or will or is likely to materially or prejudicially affect, the general affairs, management, business, financial, trading or other condition or prospects of the Company and its subsidiaries and the branches (taken as a whole); or

(B)	has or will have or is likely to have a material adverse effect on the success of the Hong Kong Public Offer or the Global Offering or the level of Offer Shares being applied for, accepted, sold or purchased or the distribution of Offer Shares or dealings in the Shares; or

(C)	makes it inadvisable or impracticable to proceed with the Global Offering or the delivery of the Offer Shares on the terms and in the manner contemplated in the Prospectus; or
(b)	there has come to the notice of the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) after the date of the Hong Kong Underwriting Agreement:
(i)	that any of the warranties and undertakings given by the Company and/or the Selling Shareholder in the Hong Kong Underwriting Agreement are untrue, incorrect, inaccurate or misleading when given or repeated;

(ii)	any material breach by the Company or the Selling Shareholder of any of its obligations under the Hong Kong Underwriting Agreement or the International Placing Agreement;

(iii)	any matter has arisen or has been discovered which, not having been disclosed in this prospectus, would, had it arisen or been discovered immediately before the date of this prospectus, have constituted a material omission therefrom;

(iv)	any statement contained in this prospectus, the Application Forms, the formal notice and any announcements in the agreed form issued by the Company in connection with the Hong Kong Public Offer, was or has become or been discovered to be untrue, incorrect or misleading in any material respect unless such untrue, incorrect or misleading statement is immaterial in the context of the Global Offering and has been properly rectified by the Company in a timely manner;

(v)	the occurrence of any event, act or omission which gives or is likely to give rise to any liability of the Company and/or the Selling Shareholder pursuant to certain of the indemnities referred to the Hong Kong Underwriting Agreement which liability has a material adverse effect on the business or financial trading position of the Company and its subsidiaries and the branches, as a whole; or

(vi)	any material adverse change, or development involving a material adverse change or prospective material adverse change, in the condition, business, financial or otherwise in the earnings, business affairs, business prospects or trading prospects of the Company or any of its subsidiaries or branches, including any litigation, claim or arbitral proceedings of material importance being threatened or instigated against the Company or any of its subsidiaries or branches, then, the Joint Global Coordinators, in their absolute discretion, may, for themselves and on behalf of the Hong Kong Underwriters, upon giving notice in writing to the Company, terminate the Hong Kong Underwriting Agreement with immediate effect.
UNDERTAKINGS
Undertakings to the Hong Kong Stock Exchange pursuant to the Listing Rules
Undertakings by the Company
     Pursuant to Rule 10.08 of the Listing Rules, the Company will not, at any time within six months from the Listing Date, issue any Shares or other securities convertible into equity securities of the Company or enter into any agreement or arrangement to issue such shares or securities (whether or not such issue of shares or securities will be completed within six months from the Listing Date), except pursuant to the Global Offering or for the circumstances prescribed by Rule 10.08 of the Listing Rules.
Undertakings by AIG and AIA Aurora LLC
     Pursuant to Rule 10.07 of the Listing Rules, each of AIG and AIA Aurora LLC has irrevocably undertaken to us and the Hong Kong Stock Exchange that subject to the lock up waiver granted by the Hong Kong Stock Exchange (the “Lock-up Waiver”) (see the section headed “Waivers from compliance with the Listing Rules and exemptions from the Hong Kong Companies Ordinance — Waiver in relation to the non-disposal of Shares by AIG and AIA Aurora LLC” in this prospectus), each of AIG and AIA Aurora LLC shall not and shall procure that each of the registered holders of our Shares that are controlled by them shall not:
(a)	dispose of, or enter into any agreement to dispose of, or otherwise create any options, rights, interests or encumbrances (save pursuant to a pledge or charge as security in favour of an authorised institution (as defined in the Hong Kong Banking Ordinance) for a bona fide commercial loan) in respect of, any of the Shares in respect of which it is shown by this prospectus to be the beneficial owner(s) (the “Relevant Securities”) from the Listing Date until the six month anniversary of the Listing Date (the “End Date”) (the “First Six-Month Period”); and

(b)	dispose of, or enter into any agreement to dispose of, or otherwise create any options, rights, interests or encumbrances (save pursuant to a pledge or charge as security in favour of an authorised institution (as defined in the Hong Kong Banking Ordinance) for a bona fide commercial loan) in respect of the Relevant Securities if, immediately following such disposal or upon the exercise or enforcement of such options, rights, interests or encumbrances, it would cease to be a controlling shareholder (as defined in the Listing Rules) of the Company, in each case, at any time, during a period of six months commencing on the End Date (the “Second Six-Month Period”). The First Six-Month Period and the Second Six-Month Period are collectively referred to as the “Lock-up Period”.
     In accordance with Note 3 to Rule 10.07(2) of the Listing Rules, each of AIG and AIA Aurora LLC has also irrevocably undertaken to us and the Hong Kong Stock Exchange that subject to the Lock-up Waiver, from the Listing Date until the 12 month anniversary of the Listing Date, each of AIG and AIA Aurora LLC shall:
(a)	when it or any of the registered holders controlled by it pledges or charges any securities of the Company beneficially owned by it in favour of an authorised institution (as defined in the Hong Kong Banking Ordinance), immediately inform us in writing of such pledge or charge together with the number of securities so pledged or charged; and

(b)	when it or any of the registered holders receives indications, either verbal or written, from the pledge or charge that any of the pledged or charged securities of the Company shall be disposed of, immediately inform us in writing of such indications.
     The Shares beneficially held, directly or indirectly, by AIG as well as the shares in all the intermediate holding companies through which it holds its interests in the Company (other than the preferred units of AIA Aurora LLC held by the FRBNY or the U.S. Treasury Department as the case may be) (collectively, including such preferred units of AIA Aurora LLC, the “Intermediate Shares”) are accordingly subject to lock-up during the Lock-up Period except to the extent permitted under the Lock-up Waiver.
     The Lock-up Waiver grants a waiver from Rule 10.07 in respect of (i) any and all transfers, exchanges, sales and purchases of the Intermediate Shares; and (ii) additionally in respect of the preferred units of AIA Aurora LLC received by the FRBNY only, any and all extinguishments (the “Restructuring Transfers”) within members of the AIG Group (which for the present purpose includes members that do not exist at present and which may be created subsequent to the Listing Date), and between members of the AIG Group, on the one hand, and/or the FRBNY, the U.S. Government (including the U.S. Treasury Department), the AIG Credit Facility Trust and/or one or more legal entities (wholly-owned directly or indirectly by one or more other AIG Stakeholders) that do not exist at present and which may be created subsequent to the Listing Date which may hold Intermediate Shares on behalf of U.S. taxpayers generally (collectively, the “AIG Stakeholders”), on the other hand.
     The Lock-up Waiver granted by the Hong Kong Stock Exchange is subject to the conditions that:
(i)	prior to any Restructuring Transfer from a member of the AIG Group to an AIG Stakeholder during the First Six-Month Period, the AIG Stakeholder will execute an undertaking to the Hong Kong Stock Exchange not to dispose of any Intermediate Shares acquired under such Restructuring Transfer for the remainder of the First Six-Month Period of the Lock-up Period;

(ii)	the AIG Group will maintain, directly or indirectly, at least a 30% shareholding interest in the Company during the Lock-up Period; and

(iii)	except for any Restructuring Transfer, neither the AIG Group nor any AIG Stakeholders will dispose of any of their interests in the Company during the First Six-Month Period of the Lock-up Period.
Undertakings pursuant to the Hong Kong Underwriting Agreement
Undertakings by the Company
     Pursuant to the Hong Kong Underwriting Agreement, the Company has undertaken to each of the Joint Global Coordinators and the Hong Kong Underwriters (and is expected to undertake to the International Underwriters), and AIG has agreed to procure (and is expected to agree with the International Underwriters to procure) that, except pursuant to the Global Offering (including pursuant to the exercise of the Over-Allotment Option and/or the Offer Size Adjustment Option and the vesting of any RSU Awards granted pursuant to the RSU Scheme (or any similar incentive scheme) and the exercise of any Options granted pursuant to the Share Option Scheme (or any similar incentive scheme)) or with the prior written consent of the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) and unless in compliance with the Listing Rules, at any time after the date of the Hong Kong Underwriting Agreement and until the expiry of the First Six-month Period, the Company will not:
(i)	offer, pledge, charge, allot, issue, sell, contract to allot, issue or sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, lend or otherwise transfer or dispose of, either directly or indirectly, or repurchase, any of its share capital or, any interest therein (including, but not limited to any securities convertible into or exercisable or exchangeable for or that represent the right to receive such capital or securities or any interest therein); or

(ii)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such share capital, whether any of the foregoing transactions is to be settled by delivery of share capital or such other securities, in cash or otherwise; or

(iii)	offer to or agree to do any of (i) or (ii) above or announce any intention to enter into any such transaction, whether any such transaction described in (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash or otherwise.
     The Company has further agreed that, in the event of any transaction relating to the Shares or any interest therein as described above within six months after the expiry of the First Six-Month Period, the Company will take all reasonable steps to ensure that such an issue or disposal will not create a disorderly or false market for the Shares.

Undertakings by AIG and AIA Aurora LLC
     AIG agrees and undertakes to the Company, the Joint Global Coordinators and the Hong Kong Underwriters (and is expected to undertake to the International Underwriters), that it will not directly or indirectly, including through AIA Aurora LLC, subject to the carve out set forth in the last paragraph of this “Underwriting — Undertakings pursuant to the Hong Kong Underwriting Agreement — Undertakings by AIG and AIA Aurora LLC” section and save as pursuant to the Global Offering, the Offer Size Adjustment Option, the Over-Allotment Option or the stock borrowing arrangement (that may be entered into with the Stabilising Manager or any person acting for it), without the prior written consent of the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) and unless in compliance with the Listing Rules:
(i)	at any time after the date of the Hong Kong Underwriting Agreement up to and including the date which is twelve months from the date of this prospectus:
(a)	offer, pledge, charge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, lend, or otherwise transfer or dispose of, either directly or indirectly, any share capital or other securities of the Company or any interest therein (including, but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive any such capital or securities or any interest therein);

(b)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such capital or securities or any interest therein; or

(c)	offer to or agree to do any of (a) or (b) above or announce any intention to enter into any such transaction, whether any such transaction described in (a) or (b) above is to be settled by delivery of Shares or other securities, in cash or otherwise; and
(ii)	thereafter, up to and including the date which is eighteen months from the date of this prospectus, it will not enter into any of the foregoing transactions in paragraphs (i)(a) or (b) above or offer to or agree to do any of the foregoing transactions in paragraphs (i)(a) or (b) or announce any intention to enter into any such transactions if it would result in the AIG Group holding less than 50% of the Shares it holds immediately after the closing of the Global Offering (including the exercise (if any) of the Offer Size Adjustment Option and the Over-Allotment Option).
     The foregoing undertaking by AIG to the Company, the Joint Global Coordinators, the Hong Kong Underwriters and the International Underwriters (if applicable) shall not in any way restrict or prevent AIG or AIA Aurora LLC from (a) entering into and implementing the AIG Recapitalisation (as described in the section headed “Summary — The AIG Events and Certain Shareholder Arrangements — AIG Recapitalisation” in this prospectus and the Form 8-K furnished to the U.S. Securities and Exchange Commission by AIG on 30 September 2010) and any Restructuring Transfer made pursuant to the Lock-up Waiver; or (b) entering into and consummating any private and strategic transactions in relation to the Shares provided that each transferee of the Shares pursuant to such transaction(s)

agrees to comply with the restrictions set forth in paragraph (i) of this “Underwriting —Undertakings pursuant to the Hong Kong Underwriting Agreement — Undertakings by AIG and AIA Aurora LLC” section for the period up to and including the date which is eighteen months from the date of this prospectus. For the avoidance of doubt, any such transaction shall not require the prior written consent of the Joint Global Coordinators, the Hong Kong Underwriters and the International Underwriters (if applicable).
THE INTERNATIONAL PLACING
     In connection with the International Placing, the Agent Preferential Offer and the Employee Preferential Offer, it is expected that we and the Selling Shareholder will enter into the International Placing Agreement with the Joint Global Coordinators and the representatives of the International Underwriters. Under the International Placing Agreement, the International Underwriters would, subject to certain conditions set forth therein, severally agree to purchase the International Placing Shares being offered pursuant to the International Placing, the Agent Preferential Offer and the Employee Preferential Offer, or procure purchasers for such International Placing Shares. The Agent Reserved Shares and the Employee Reserved Shares, being offered pursuant to the Agent Preferential Offer and the Employee Preferential Offer respectively, are being offered out of the International Placing Shares.
     The Selling Shareholder is expected to grant to the International Underwriters the Over-Allotment Option, exercisable by the Joint Global Coordinators on behalf of the International Underwriters at any time during the 30 day period from the last date for lodging applications under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer to require the Selling Shareholder to sell up to 15% of the total number of Offer Shares under the Global Offering, including the Offer Shares offered under the Offer Size Adjustment Option, if any, at the Offer Price, which will be equal to 1,054,334,400 additional Shares, assuming the full exercise of the Offer Size Adjustment Option, or 878,612,000 additional Shares, assuming the Offer Size Adjustment Option is not exercised, to, among other things, cover over-allocations in the International Placing, if any.
     It is expected that the International Placing Agreement may be terminated on similar grounds as the Hong Kong Underwriting Agreement. Potential investors should note that if the International Placing Agreement is not entered into, or is terminated, the Global Offering will not proceed.
COMMISSION AND EXPENSES
     Under the terms and conditions of the Hong Kong Underwriting Agreement, the Hong Kong Underwriters will receive a gross underwriting commission of 1.75% on the aggregate Offer Price payable for the Hong Kong Offer Shares initially offered under the Hong Kong Public Offering, out of which they will pay any sub-underwriting commission. For unsold Hong Kong Offer Shares reallocated to the International Placing, the Selling Shareholder will pay an underwriting commission at the rate applicable to the International Placing and such commission will be paid to the relevant International Underwriters (but not the Hong Kong Underwriters). The Selling Shareholder may also in its sole discretion pay all or certain members of the Underwriters an additional incentive fee of up to 0.25% on the aggregate sale proceeds of the Offer Shares under the Global Offering.
     Assuming the Offer Size Adjustment Option and the Over-Allotment Option are not exercised at all and based on an Offer Price of HK$19.03 per Share (being the mid-point of the Offer Price range of HK$18.38 to HK$19.68 per Share), the aggregate commissions and fees (excluding any discretionary incentive fee described in the immediately preceding paragraph), together with the Hong Kong Stock Exchange listing fees, the SFC transaction levy, the Hong Kong Stock Exchange trading fee, legal and other professional fees and printing and other expenses relating to the Global Offering are estimated to amount to approximately HK$2,389.5 million (US$308.0 million) in aggregate. All costs and expenses incurred in connection with the sale of the Offer Shares, including underwriting fees, will be wholly borne by the AIG Group, except for certain expenses related to the Global Offering, such as the conversion to IFRS, that are considered to be of continuing benefit to the AIA Group (such expenses will be borne equally by the AIG Group and the AIA Group).”
     m. Structure of the Global Offering
     The section headed “Structure of the Global Offering” is updated by this Supplement Number 1 as follows:
“THE GLOBAL OFFERING
     This prospectus is published in connection with the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer as part of the Global Offering. Citigroup Global Markets Asia Limited, Deutsche Bank AG, Hong Kong Branch, Goldman Sachs (Asia) L.L.C., and Morgan Stanley Asia Limited are the Joint Global Coordinators and Joint Sponsors of the Global Offering. The Global Offering comprises:
(i)	the Hong Kong Public Offer of 585,741,600 Shares (subject to adjustment and the Offer Size Adjustment Option as mentioned below) in Hong Kong as described below in “— The Hong Kong Public Offer” in this section;

(ii)	the Agent Preferential Offer of 20,384,000 Shares to Eligible Agents as described below in “— The Agent Preferential Offer” in this section. The Agent Reserved Shares are being offered out of the International Placing Shares;

(iii)	the Employee Preferential Offer of 7,324,000 Shares to Eligible Employees as described below in “— The Employee Preferential Offer” in this section. The Employee Reserved Shares are being offered out of the International Placing Shares; and

(iv)	the International Placing of an aggregate of 5,243,964,200 Shares (subject to adjustment, the Offer Size Adjustment Option and the Over-Allotment Option as mentioned below), being the aggregate number of International Placing Shares less the aggregate number of Agent Reserved Shares and less the aggregate number of Employee Reserved Shares, each of which are being offered out of the International Placing Shares respectively, outside the United States (including to professional and institutional investors within Hong Kong) in offshore transactions in reliance on Regulation S (including Offer Shares to be offered under a public offering without listing in Japan), and in the United States to QIBs. The International Placing is described below in “— The International Placing” in this section.
     Up to 1,171,482,600 additional Shares may be offered pursuant to the exercise of the Offer Size Adjustment Option as set forth in “— Offer Size Adjustment Option” in this section. Furthermore, up to 1,054,334,400 additional Shares, assuming the full exercise of the Offer Size Adjustment Option, may be offered pursuant to the exercise of the Over-Allotment Option as set forth in “— Over-Allotment Option” in this section.
     Investors may either:
(i)	apply for Hong Kong Offer Shares under the Hong Kong Public Offer; or

(ii)	apply for or indicate an interest for International Placing Shares under the International Placing, but may not do both. In addition:
•	those investors who are Eligible Agents may further apply for Agent Reserved Shares; and

•	those investors who are Eligible Employees may further apply for Employee Reserved Shares.
     The Offer Shares will represent approximately 48.6% of the issued share capital of the Company immediately after the completion of the Global Offering, without taking into account the exercise of the Offer Size Adjustment Option or the Over-Allotment Option. If the Offer Size Adjustment Option and the Over-Allotment Option are exercised in full, the Offer Shares will represent approximately 67.1% of the issued share capital immediately after the completion of the Global Offering and the exercise of the Offer Size Adjustment Option and the Over-Allotment Option.
     References in this prospectus to applications, Application Forms, application monies or the procedure for applications relate solely to the Hong Kong Public Offer, the Agent Preferential Offer and/or the Employee Preferential Offer (as the case may be).
THE HONG KONG PUBLIC OFFER
Number of Offer Shares initially offered
     The Selling Shareholder is initially offering 585,741,600 Hong Kong Offer Shares for purchase by the public in Hong Kong at the Offer Price, representing approximately 10% of the total number of Offer Shares initially available under the Global Offering. Subject to any reallocation of Offer Shares between the International Placing and the Hong Kong Public Offer, the initial Hong Kong Offer Shares will represent approximately 4.9% of the Company’s issued share capital immediately after completion of the Global Offering.
     The Hong Kong Public Offer is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.
     Completion of the Hong Kong Public Offer is subject to the conditions as set forth in “— Conditions of the Global Offering” in this section.

Allocation
     Allocation of Offer Shares to investors under the Hong Kong Public Offer will be based solely on the level of valid applications received under the Hong Kong Public Offer. The basis of allocation may vary, depending on the number of Hong Kong Offer Shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong Offer Shares, and those applicants who are not successful in the ballot may not receive any Hong Kong Offer Shares.
     The total number of Hong Kong Offer Shares available under the Hong Kong Public Offer (after taking account of any reallocation referred to below) is to be divided into two pools for allocation purposes: pool A and pool B. The Hong Kong Offer Shares in pool A will consist of 292,870,800 Shares and will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong Offer Shares in pool B will consist of 292,870,800 Shares and will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable).
     Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong Offer Shares in one (but not both) of the pools are unsold, the surplus Hong Kong Offer Shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of this paragraph only, the “price” for Hong Kong Offer Shares means the price payable on application therefor (without regard to the Offer Price as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offer and any application for more than 292,870,800 Hong Kong Offer Shares, being the number of Hong Kong Offer Shares initially allocated to each pool, are liable to be rejected.
Reallocation
     The allocation of the Offer Shares between the Hong Kong Public Offer and the International Placing is subject to adjustment under the Listing Rules. We have applied for, and the Hong Kong Stock Exchange has granted, a waiver from strict compliance with the clawback requirements set out in paragraph 4.2 of Practice Note 18 to the Listing Rules on the following basis. If the number of Offer Shares validly applied for under the Hong Kong Public Offer represents (i) 15 times or more but less than 50 times, (ii) 50 times or more but less than 100 times, and (iii) 100 times or more of the number of Offer Shares initially available under the Hong Kong Public Offer, then Offer Shares will be reallocated to the Hong Kong Public Offer from the International Placing. As a result of such reallocation, the total number of Offer Shares available under the Hong Kong Public Offer will be increased to 878,612,400 Offer Shares (in the case of (i)), 1,171,482,800 Offer Shares (in the case of (ii)) and 1,464,353,600 Offer Shares (in the case of (iii)), representing approximately 15%, 20% and 25% of the Offer Shares initially available under the Global Offering, respectively (before any exercise of the Offer Size Adjustment Option or the Over-Allotment Option). In each case, the additional Offer Shares reallocated to the Hong Kong Public Offer will be allocated between pool A and pool B and the number of Offer Shares allocated to the International Placing will be correspondingly reduced in such manner as the Joint Global

Coordinators deem appropriate. In addition, the Joint Global Coordinators may reallocate Offer Shares from the International Placing to the Hong Kong Public Offer to satisfy valid applications under the Hong Kong Public Offer.
     If the Hong Kong Public Offer is not fully subscribed for, the Joint Global Coordinators have the authority to reallocate all or any unsold Hong Kong Offer Shares to the International Placing, in such proportions as the Joint Global Coordinators deem appropriate.
     Neither the Agent Reserved Shares nor the Employee Reserved Shares will be subject to the clawback arrangement between the International Placing and the Hong Kong Public Offer described above.
Applications
     Each applicant under the Hong Kong Public Offer will be required to give an undertaking and confirmation in the application submitted by him that he and any person(s) for whose benefit he is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International Placing Shares under the International Placing, and such applicant’s application is liable to be rejected if the said undertaking and/or confirmation is breached and/or untrue (as the case may be) or it has been or will be placed or allocated International Placing Shares under the International Placing.
     The listing of the Offer Shares on the Hong Kong Stock Exchange is sponsored by the Joint Sponsors. Applicants under the Hong Kong Public Offer, the Agent Preferential Offer and/or the Employee Preferential Offer are required to pay, on application, the maximum price of HK$19.68 per Offer Share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each Offer Share amounting to a total of HK$3,975.68 for one board lot of 200 Shares. If the Offer Price, as finally determined in the manner described in “— Pricing and Allocation” in this section, is less than the maximum price of HK$19.68 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest. Further details are set forth below in the section headed “How to Apply for Hong Kong Offer Shares, Agent Reserved Shares and Employee Reserved Shares” in this prospectus.
THE AGENT PREFERENTIAL OFFER
     In order to enable our Eligible Agents to participate in the Global Offering on a preferential basis as to allocation only, Eligible Agents are being invited to apply for an aggregate of 20,384,000 Agent Reserved Shares (representing approximately 0.3% of the Offer Shares initially being offered under the Global Offering and approximately 0.2% of the share capital of the Company upon completion of the Global Offering) (and any Employee Reserved Shares that may be reallocated from the Employee Preferential Offer to the Agent Preferential Offer, as described below, totalling up to an aggregate of 27,708,000 Offer Shares) in the Agent Preferential Offer subject to the terms and conditions set out in this prospectus, the designated website of the Online Agent Preferential Offer service (www.eipo.com.hk) and the blue Application Form. The Agent Reserved Shares are being offered out of the International Placing Shares but are not subject to the clawback mechanism as set forth in “— The Hong Kong Public Offer — Reallocation” in this section, the Offer Size Adjustment Option or the Over-allotment Option.
     As of 31 August 2010, there were a total of 7,567 Eligible Agents eligible to apply for Agent Reserved Shares under the Agent Preferential Offer, of which 2,625 were Tier 1 Agents and 4,942 were Tier 2 Agents.
     Eligible Agents are permitted to apply for a number of Agent Reserved Shares which is greater than, less than or equal to their Assured Agent Entitlement under the Agent Preferential Offer but applications in excess of 27,708,000 Agent Reserved Shares, being the number of Agent Reserved Shares allocated to the Agent Preferential Offer plus the total number of Offer Shares that may be reallocated from the Employee Preferential Offer to the Agent Preferential Offer, on blue Application Forms or through the Online Agent Preferential Offer service, will be rejected. A valid application in respect of a number of Agent Reserved Shares less than or equal to an Eligible Agent’s Assured Agent Entitlement will be accepted in full, subject to the terms and conditions set out in this prospectus, the designated website of the Online Agent Preferential Offer service (www.eipo.com.hk) and the blue Application Form. Where an Eligible Agent applies for a number of Agent Reserved Shares which is greater than his Assured Agent Entitlement, his Assured Agent Entitlement will be satisfied in full, subject as mentioned above, but the excess portion of such application will be met fully or in part only to the extent that there are sufficient remaining Agent Reserved Shares resulting from other Eligible Agents declining to take up all or some of their Assured Agent Entitlements and Employee Reserved Shares resulting from Eligible Employees declining to take up all or some of their Assured Employee Entitlements. Such remaining Agent Reserved Shares and Employee Reserved Shares, if sufficient, will be allocated to such applicants on a pro-rata basis in proportion (as nearly as possible without involving portions of a board lot) to the level of outstanding valid applications received from Eligible Agents, or balloted if such remaining Agent Reserved Shares and Employee Reserved Shares are not sufficient. If balloting is conducted, some Eligible Agents may be allocated more Agent Reserved Shares than others who have applied for the same number of Agent Reserved Shares.
     No allocation preference will be given to Eligible Agents who apply for a large number of Agent Reserved Shares. Allocation of the Agent Reserved Shares to applications made on blue Application Forms will be based on the allocation guidelines contained in Practice Note 20 to the Listing Rules and will not be based on the work performance of an Eligible Agent. However, based on their level of seniority and their length of service, Tier 1 Agents will receive a greater Assured Agent Entitlement than Tier 2 Agents. See the section headed “Agent Preferential Offer and Employee Preferential Offer” in this prospectus. Any Agent Reserved Shares not purchased by Eligible Agents in connection with the Agent Preferential Offer may be allocated, at the discretion of the Joint Global Coordinators, to the International Placing.
     In addition to any application for Agent Reserved Shares via the Online Agent Preferential Offer service or a blue Application Form, each Eligible Agent will be entitled to either:
•	apply for Hong Kong Offer Shares under the Hong Kong Public Offer; or

•	apply for or indicate an interest for International Placing Shares under the International Placing, but may not do both.

     Eligible Agents will receive no preference as to entitlement or allocation in respect of such further application or indication of interest for Offer Shares under the Hong Kong Public Offer or the International Placing.
     Assured Agent Entitlements of Eligible Agents to Agent Reserved Shares are not transferable and there will be no trading in nil-paid entitlements on the Hong Kong Stock Exchange.
THE EMPLOYEE PREFERENTIAL OFFER
     In order to enable our Eligible Employees to participate in the Global Offering on a preferential basis as to allocation only, Eligible Employees are being invited to apply for an aggregate of 7,324,000 Employee Reserved Shares (representing approximately 0.1% of the Offer Shares initially being offered under the Global Offering and approximately 0.1% of the share capital of the Company upon completion of the Global Offering), in the Employee Preferential Offer subject to the terms and conditions set out in this prospectus, the designated website of the Online Employee Preferential Offer service (www.eipo.com.hk) and the pink Application Form. The Employee Reserved Shares are being offered out of the International Placing Shares but are not subject to the clawback mechanism as set out in “— The Hong Kong Public Offer — Reallocation” in this section, the Offer Size Adjustment Option or the Over-allotment Option.
     As of 31 August 2010, there were a total of 1,831 Eligible Employees eligible to apply for Employee Reserved Shares under the Employee Preferential Offer.
     Eligible Employees are permitted to apply for a number of Employee Reserved Shares which is less than or equal to their Assured Employee Entitlement under the Employee Preferential Offer. Applications in excess of an Assured Employee Entitlement will be accepted only to the extent of the Assured Employee Entitlement. Any applications in excess of 7,324,000 Employee Reserved Shares, being the number of Employee Reserved Shares allocated to the Employee Preferential Offer, will be rejected. A valid application in respect of a number of Employee Reserved Shares less than or equal to an Eligible Employee’s Assured Employee Entitlement will be accepted in full, subject to the terms and conditions set out in this prospectus, the designated website of the Online Employee Preferential Offer service (www.eipo.com.hk) and the pink Application Form. A valid application in respect of a number of Employee Reserved Shares in excess of an Eligible Employee’s Assured Employee Entitlement will be accepted, but no Shares in excess of the Assured Employee Entitlement will be allocated.
     No allocation preference will be given to Eligible Employees who apply for a large number of Employee Reserved Shares. Allocation of the Employee Reserved Shares to applications made on pink Application Forms will be based on the allocation guidelines contained in Practice Note 20 to the Listing Rules and will not be based on the seniority or the length of service or the work performance of an Eligible Employee. Any Employee Reserved Shares not purchased by Eligible Employees in connection with the Employee Preferential Offer may be allocated to Eligible Agents in accordance with the terms and conditions set out in this prospectus. Any Employee Reserved Shares not purchased by Eligible Agents may be allocated, at the discretion of the Joint Global Coordinators, to the International Placing.

     In addition to any application for Employee Reserved Shares via the Online Employee Preferential Offer service or a pink Application Form, each Eligible Employee will be entitled to either:
•	apply for Hong Kong Offer Shares under the Hong Kong Public Offer; or

•	apply for or indicate an interest for International Placing Shares under the International Placing, but may not do both.
     Eligible Employees will receive no preference as to entitlement or allocation in respect of such further application or indication of interest for Offer Shares under the Hong Kong Public Offer or the International Placing.
     Assured Employee Entitlements of Eligible Employees to Employee Reserved Shares are not transferable and there will be no trading in nil-paid entitlements on the Hong Kong Stock Exchange.
NO OVERSEAS REGISTRATION
     The documents to be issued in connection with the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer will not be registered under applicable securities legislation of any jurisdiction other than Hong Kong. Accordingly, no Agent Reserved Shares are being offered to Overseas Agents under the Agent Preferential Offer, no Employee Reserved Shares are being offered to Overseas Employees under the Employee Preferential Offer and no Application Forms will be sent to such persons. Applications will not be accepted from Overseas Agents or Overseas Employees or persons who are acting for the benefit of Overseas Agents or Overseas Employees.
THE INTERNATIONAL PLACING
Number of Offer Shares initially offered
     The International Placing will consist of an initial offering of 5,243,964,200 Shares and representing approximately 89.5% of the total number of Offer Shares initially available under the Global Offering.
Allocation
     The International Placing will include selective marketing of Offer Shares to QIBs in the United States, as well as institutional and professional investors and other investors anticipated to have a sizeable demand for such Offer Shares in Hong Kong and other jurisdictions outside the United States in reliance on Regulation S (including Offer Shares to be offered under a public offering without listing in Japan). Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. The International Placing will also include a public offering without listing of the Offer Shares in Japan. Allocation of Offer Shares pursuant to the International Placing will be effected in accordance with the “book-building” process described in “— Pricing and Allocation” in this section and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Shares, and/or hold or sell its Shares, after the listing of our Shares on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of our Shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to the benefit of the Company and its shareholders as a whole.
     The Joint Global Coordinators (on behalf of the Underwriters) may require any investor who has been offered Offer Shares under the International Placing and who has made an application under the Hong Kong Public Offer, to provide sufficient information to the Joint Global Coordinators so as to allow them to identify the relevant applications under the Hong Kong Public Offer and to ensure that they are excluded from any allotment of Offer Shares under the Hong Kong Public Offer.
Reallocation
     The total number of International Placing Shares to be transferred pursuant to the International Placing may change as a result of the clawback arrangement described in “— The Hong Kong Public Offer — Reallocation” in this section, the exercise of the Offer Size Adjustment Option or the Over-Allotment Option in whole or in part and/or any reallocation of unsold Offer Shares originally included in the Hong Kong Public Offer, the Agent Preferential Offer or the Employee Preferential Offer.
OFFER SIZE ADJUSTMENT OPTION
     In connection with the Global Offering, the Selling Shareholder has granted the Offer Size Adjustment Option to the Hong Kong Underwriters under the Hong Kong Underwriting Agreement. The Offer Size Adjustment Option provides flexibility to increase the number of Offer Shares available for purchase under the Global Offering to cover additional market demand, if any. The Offer Size Adjustment Option is exercisable by the Joint Global Coordinators on behalf of the Hong Kong Underwriters on or before the Price Determination Date, and will lapse immediately thereafter.
     Under the Offer Size Adjustment Option, the Selling Shareholder may be required to sell any number of Shares up to an aggregate of 1,171,482,600 additional Offer Shares at the Offer Price. These additional Offer Shares, if any, will be allocated so as to maintain the proportionality between the Hong Kong Public Offer and the International Placing following the application of the clawback arrangements described in “— Reallocation” in this section. The Offer Size Adjustment Option will not be used for price stabilisation purposes and will not be subject to the provisions of the Securities and Futures (Price Stabilisation) Rules. The Offer Size Adjustment Option will be in addition to the Over-Allotment Option. As no new Shares will be issued under the Offer Size Adjustment Option (as all Offer Shares being offered will be existing Shares), there will be no dilution effect on investors’ potential shareholding, nor will any additional proceeds be raised by the Company.

     The Company will disclose in its allotment results announcement if and to what extent the Offer Size Adjustment Option has been exercised, or will confirm that if the Offer Size Adjustment Option has not been exercised by the Price Determination Date, it will lapse and cannot be exercised at any future date.
OVER-ALLOTMENT OPTION
     In connection with the Global Offering, the Selling Shareholder is expected to grant the Over-Allotment Option to the International Underwriters, exercisable by the Joint Global Coordinators on behalf of the International Underwriters.
     Pursuant to the Over-Allotment Option, the International Underwriters have the right, exercisable by the Joint Global Coordinators on behalf of the International Underwriters at any time during the 30 day period from the last date for lodging applications under the Hong Kong Public Offer, to require the Selling Shareholder to sell up to 15% of the total number of the Offer Shares under the Global Offering, including the Offer Shares offered under the Offer Size Adjustment Option, if any, at the Offer Price under the International Placing to, among other things, cover over-allocations in the International Placing, if any.
     If the Over-Allotment Option is exercised in full, the additional International Placing Shares to be sold pursuant thereto will represent approximately 8.8% of our issued share capital (assuming the exercise of the Offer Size Adjustment Option in full) or 7.3% of our issued share capital (assuming the Offer Size Adjustment Option is not exercised), in each case immediately following the completion of the Global Offering. In the event that the Over-Allotment Option is exercised, an announcement will be made.
STABILISATION
     Stabilisation is a practice used by underwriters in some markets to facilitate the distribution of securities. To stabilise, the Underwriters may bid for, or purchase, the securities in the secondary market, during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which stabilisation is effected is not permitted to exceed the offer price.
     In connection with the Global Offering, the Stabilising Manager, or any person acting for it, on behalf of the Underwriters, may over-allocate or effect transactions with a view to stabilising or supporting the market price of our Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. However, there is no obligation on the Stabilising Manager or any persons acting for it, to conduct any such stabilising action. Such stabilising action, if taken, will be conducted at the absolute discretion of the Stabilising Manager or any person acting for it and may be discontinued at any time, and is required to be brought to an end within 30 days of the last day for lodging applications under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer.
     Stabilisation action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilising) Rules of the SFO includes (i) over-allocating for the purpose of preventing or minimising any reduction in the market price of our Shares, (ii) selling or agreeing to sell our Shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of our Shares, (iii) purchasing, or agreeing to purchase, our Shares pursuant to the Over-Allotment Option in order to close out any position established under (i) or (ii) above, (iv) purchasing, or agreeing to purchase, any of our Shares for the sole purpose of preventing or minimising any reduction in the market price of our Shares, (v) selling or agreeing to sell any Shares in order to liquidate any position established as a result of those purchases and (vi) offering or attempting to do anything as described in (ii), (iii), (iv) or (v) above.
     Specifically, prospective applicants for and investors in the Offer Shares should note that:
•	the Stabilising Manager or any person acting for it, may, in connection with the stabilising action, maintain a long position in our Shares;

•	there is no certainty as to the extent to which and the time or period for which the Stabilising Manager or any person acting for it, will maintain such a long position;

•	liquidation of any such long position by the Stabilising Manager or any person acting for it and selling in the open market, may have an adverse impact on the market price of our Shares;

•	no stabilising action can be taken to support the price of our Shares for longer than the stabilisation period, which will begin on the Listing Date, and is expected to expire on 20 November 2010, being the 30th day after the last date for lodging applications under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer. After this date, when no further stabilising action may be taken, demand for our Shares, and therefore the price of our Shares, could fall;

•	the price of our Shares cannot be assured to stay at or above the Offer Price by the taking of any stabilising action; and

•	stabilising bids or transactions effected in the course of the stabilising action may be made at any price at or below the Offer Price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.
     The Company will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilising) Rules of the SFO will be made within seven days of the expiration of the stabilisation period.
Over-allocation
     Following any over-allocation of Shares in connection with the Global Offering, the Stabilising Manager or any person acting for it may cover such over-allocations by (among other methods) exercising the Over-Allotment Option in full or in part, by using Shares purchased by the Stabilising Manager or any person acting for it in the secondary market at prices that do not exceed the Offer Price, or through the stock borrowing arrangement as detailed below or a combination of these means.

STOCK BORROWING ARRANGEMENT
     In order to facilitate the settlement of over-allotments in connection with the Global Offering, the Stabilising Manager or any person acting for it may choose to borrow up to 1,054,334,400 Shares (being the maximum number of Shares which may be sold upon exercise of the Over-Allotment Option) from AIA Aurora LLC pursuant to the Stock Borrowing Agreement expected to be entered into between the Stabilising Manager or any person acting for it and AIG and AIA Aurora LLC on or about 22 October 2010 or acquire Shares from other sources, including exercising the Over-Allotment Option or by making purchases in the secondary market at prices that do not exceed the Offer Price.
     If such stock borrowing arrangement with AIG and AIA Aurora LLC is entered into, it will only be effected by the Stabilising Manager or any person acting for it for settlement of over-allocation in the International Placing and such arrangement is not subject to the restrictions of Rule 10.07(1)(a) of the Listing Rules provided that the requirements set forth in Rule 10.07(3) of the Listing Rules, being that the Stock Borrowing Agreement will be for the sole purpose of covering any short position prior to the exercise of the Over-Allotment Option in connection with the International Placing, are complied with. The same number of Shares so borrowed must be returned to AIA Aurora LLC or its nominees, as the case may be, on or before the third business day following the earlier of (i) the last day for exercising the Over-Allotment Option, and (ii) the day on which the Over-Allotment Option is exercised in full. The stock borrowing arrangement will be effected in compliance with all applicable laws, rules and regulatory requirements. No payment will be made to AIG and AIA Aurora LLC by the Stabilising Manager or any person acting for it in relation to such stock borrowing arrangement.
OFFER SIZE
     The table below sets out a summary of the total number of Hong Kong Offer Shares and International Placing Shares being offered in the Global Offering under a series of scenarios, depending on (i) whether a reallocation pursuant to the clawback arrangement under any of the three potential scenarios described in “The Hong Kong Public Offer — Reallocation” in this section occurs and (ii) whether either or both of the Offer Size Adjustment Option and the Over-Allotment Option is or are not exercised at all or exercised in full.
     The allocation and total number of Offer Shares under the Global Offering will be determined in the following manner. The allocation of shares between the International Placing and the Hong Kong Offer will first be subject to a reallocation adjustment depending on the number of Offer Shares applied for under the Hong Kong Public Offer. See “— The Hong Kong Public Offer — Reallocation” in this section. Following reallocation, in the event that the Offer Size Adjustment Option is exercised in full, the additional Offer Shares made available as a result, representing 20% of the total Offer Shares initially offered in the Global Offering, will be allocated so as to maintain the proportionality between the Hong Kong Public Offer and the International Placing on a post-clawback basis. The Offer Size Adjustment Option will lapse if not exercised by the Price Determination Date. See “— Offer Size Adjustment Option” in this section. The number of Offer Shares to be made available under the International Placing may be further increased in the event that the Over-Allotment Option is exercised. The maximum number of additional International Placing Shares to be offered pursuant to the exercise of the Over-Allotment Option will represent approximately 15% of the total Offer Shares offered under the Global Offering, after any adjustment by clawback and the exercise of the Offer Size Adjustment Option as described in this paragraph. See “— Over-Allotment Option” in this section.

     The Agent Reserved Shares and Employee Reserved Shares are not subject to any clawback reallocation, the Offer Size Adjustment Option or the Over-Allotment Option.

	No clawback	15% clawback	20% clawback	25% clawback
	reallocation	reallocation	reallocation	reallocation
Total number of Offer Shares before exercise of the Offer Size Adjustment Option and Over- Allotment Option	585,741,600 Hong Kong Offer Shares 5,271,672,200 International Placing Shares	878,612,400 Hong Kong Offer Shares 4,978,801,400 International Placing Shares	1,171,482,800 Hong Kong Offer Shares 4,685,931,000 International Placing Shares	1,464,353,600 Hong Kong Offer Shares 4,393,060,200 International Placing Shares

Total number of Offer Shares after the exercise in full of the Offer Size Adjustment Option only (the Over-Allotment Option is not exercised)	702,890,000 Hong Kong Offer Shares 6,326,006,400 International Placing Shares	1,054,334,800 Hong Kong Offer Shares 5,974,561,600 International Placing	1,405,779,600 Hong Kong Offer Shares 5,623,116,800 International Placing	1,757,224,400 Hong Kong Offer Shares 5,271,672,000 International Placing
		Shares	Shares	Shares

Total number of Offer Shares after the exercise in full of the Over- Allotment Option only (the Offer Size Adjustment Option is not exercised)	585,741,600 Hong Kong Offer Shares 6,150,284,200 International Placing Shares	878,612,400 Hong Kong Offer Shares 5,857,413,400 International Placing Shares	1,171,482,800 Hong Kong Offer Shares 5,564,543,000 International Placing Shares	1,464,353,600 Hong Kong Offer Shares 5,271,672,200 International Placing Shares

Total number of Offer Shares after the exercise in full of the Offer Size Adjustment Option and the Over-Allotment Option	702,890,000 Hong Kong Offer Shares 7,380,340,800 International Placing Shares	1,054,334,800 Hong Kong Offer Shares 7,028,896,000 International Placing Shares	1,405,779,600 Hong Kong Offer Shares 6,677,451,200 International Placing Shares	1,757,224,400 Hong Kong Offer Shares 6,326,006,400 International Placing Shares
PRICING AND ALLOCATION
     Pricing for the Offer Shares for the purpose of the various offerings under the Global Offering will be fixed on the Price Determination Date, which is expected to be on or around 22 October 2010, by agreement among the Joint Global Coordinators, on behalf of the Underwriters, the Selling Shareholder and the Company, and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter.
     The Offer Price will not be more than HK$19.68 per Offer Share and is expected to be not less than HK$18.38 per Offer Share unless otherwise announced, as further explained below, not later than the morning of the last day for lodging applications under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer. Applicants under the Hong Kong Public Offer, the Agent Preferential Offer and/or the Employee Preferential Offer must pay, on application, the maximum price of HK$19.68 per

Offer Share plus 1% brokerage, 0.003% SFC transaction levy and 0.005% Hong Kong Stock Exchange trading fee, amounting to a total of HK$3,975.68 for one board lot of 200 Shares. Prospective investors should be aware that the Offer Price to be determined on the Price Determination Date may be, but is not expected to be, lower than the Offer Price range stated in this prospectus.
     The International Underwriters will be soliciting from prospective investors indications of interest in acquiring Offer Shares in the International Placing. Prospective professional and institutional investors will be required to specify the number of Offer Shares under the International Placing they would be prepared to acquire either at different prices or at a particular price. This process, known as “book-building”, is expected to continue up to, and to cease on or around, the last day for lodging applications under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer.
     The Joint Global Coordinators, on behalf of the Underwriters, may, where considered appropriate, based on the level of interest expressed by prospective professional and institutional investors during the book-building process, and with the consent of the Company, reduce the number of Offer Shares and/or the Offer Price range below that stated in this prospectus at any time on or prior to the morning of the last day for lodging applications under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer. In such a case, we will, as soon as practicable following the decision to make such reduction, and in any event not later than the morning of the day which is the last day for lodging applications under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer, cause there to be published in The South China Morning Post (in English) and the Hong Kong Economic Times (in Chinese) notices of the reduction. Upon issue of such a notice, the revised Offer Price range and/or number of Offer Shares will be final and conclusive and the Offer Price, if agreed upon by the Joint Global Coordinators, on behalf of the Underwriters, the Selling Shareholder and the Company, will be fixed within such revised offer price range. Before submitting applications for the Hong Kong Offer Shares, Agent Reserved Shares and/or Employee Reserved Shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares and/or the Offer Price range may not be made until the day which is the last day for lodging applications under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer. Such notice will also include confirmation or revision, as appropriate, of the profit forecast for the fiscal year ending 30 November 2010 and the Global Offering statistics as currently set out in this prospectus, and any other financial information which may change as a result of any such reduction. Before submitting applications for the Hong Kong Offer Shares, Agent Reserved Shares and/ or the Employee Reserved Shares, applicants under the Hong Kong Public Offer, the Agent Preferential Offer and/or the Employee Preferential Offer should note that in no circumstances can applications be withdrawn once submitted, even if the number of Offer Shares and/or the offer price range is so reduced. In the absence of any such notice so published, the number of Offer Shares will not be reduced and/or the Offer Price, if agreed upon with the Company, the Selling Shareholder and the Joint Global Coordinators on behalf of the Underwriters, will under no circumstances be set outside the Offer Price range as stated in this prospectus.
     The net proceeds from the Global Offering to the Selling Shareholder from the sale of Offer Shares (after deduction of underwriting fees and estimated expenses (other than any discretionary incentive fee that may be paid to the Underwriters) payable by AIA Aurora LLC in relation to the Global Offering, assuming the Offer Size Allotment Option and the

Over-Allotment Option are not exercised) are estimated to be approximately HK$109,077.1 million (US$14,061.2 million), assuming an Offer Price of HK$19.03 per Offer Share, the midpoint of the Offer Price range.
     The final Offer Price, an indication of the level of interest in the International Placing, the basis of allotment of Offer Shares available under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer and the Hong Kong identity card/ passport/Hong Kong business registration numbers of successful applicants under the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer are expected to be made available in a variety of channels in the manner described in the section headed “How to Apply for Hong Kong Offer Shares, Agent Reserved Shares and Employee Reserved Shares — Despatch/Collection of Share Certificates and Refund Monies” in this prospectus.
UNDERWRITING AGREEMENTS
     The Hong Kong Public Offer is fully underwritten by the Hong Kong Underwriters under the terms of the Hong Kong Underwriting Agreement and is subject to the Company, the Selling Shareholder and the Joint Global Coordinators, on behalf of the Underwriters, agreeing on the Offer Price.
     We expect to enter into the International Placing Agreement relating to the International Placing and the underwriting of the Agent Reserved Shares and the Employee Reserved Shares, on the Price Determination Date.
     These underwriting arrangements, and the Hong Kong Underwriting Agreement and the International Placing Agreement, are summarised in the section headed “Underwriting” in this prospectus.
CONDITIONS OF THE GLOBAL OFFERING
     Acceptance of all applications for Offer Shares are conditional on:
(i)	the Listing Committee granting approval for the listing of, and permission to deal in, our Shares in issue (including new Shares underlying any RSU Awards which may be granted pursuant to the RSU Scheme and Shares to be issued pursuant to the exercise of any Options which may be granted pursuant to the Share Option Scheme).

(ii)	the Offer Price being duly determined;

(iii)	the execution and delivery of the International Placing Agreement on the Price Determination Date; and

(iv)	the obligations of the Hong Kong Underwriters under the Hong Kong Underwriting Agreement and the obligations of the International Underwriters under the International Placing Agreement becoming unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the Hong Kong Underwriting Agreement and/or the International Placing Agreement, as the case may be (unless and to the extent such conditions are validly waived on or before such dates and times) and in any event not later than 29 October 2010.
     If, for any reason, the Offer Price is not agreed between the Company, the Selling Shareholder and the Joint Global Coordinators (on behalf of the Underwriters) on or before 27 October 2010, the Global Offering will not proceed and will lapse.
     The consummation of each of the Hong Kong Public Offer, the Agent Preferential Offer, the Employee Preferential Offer and the International Placing is conditional upon, among other things, each other offering becoming unconditional and not having been terminated in accordance with its respective terms.
     If the above conditions are not fulfilled or waived prior to the times and dates specified, the Global Offering will lapse and the Hong Kong Stock Exchange will be notified immediately. Notice of the lapses of the Hong Kong Public Offer, the Agent Preferential Offer and the Employee Preferential Offer will be published by the Company in the South China Morning Post (in English) and the Hong Kong Economic Times (in Chinese) on the next day following such lapse. In such situation, all application monies will be returned, without interest, on the terms set forth in the section headed “How to Apply for Hong Kong Offer Shares, Agent Reserved Shares and Employee Reserved Shares — Despatch/Collection of Share Certificates and Refund Monies” in this prospectus. In the meantime, all application monies will be held in separate bank account(s) with the receiving banks or other bank(s) in Hong Kong licensed under the Hong Kong Banking Ordinance.
DEALING
     Assuming that the Hong Kong Public Offer becomes unconditional at or before 8:00 a.m. in Hong Kong on 29 October 2010 it is expected that dealings in our Shares on the Hong Kong Stock Exchange will commence at 9:30 a.m. on 29 October 2010.
     The Shares will be traded in board lots of 200 Shares each and the stock code of the Shares will be 1299.”
     n. Accountant’s Report
     Note 41. Related party transactions in the Accountant’s Report set forth in Appendix II to the Hong Kong Prospectus attached to the Preliminary Offering Circular is updated by this Supplement Number 1 as follows:
“On 8 October 2010, the Group repaid the loan payable to AIG of US$50 million.”
     o. Actuarial Consultant’s Report
     Section 7.2 of the Actuarial Consultant’s Report set forth in Appendix III to the Hong Kong Prospectus attached to the Preliminary Offering Circular is updated by this Supplement Number 1 as follows:
“7.2 Valuation assumptions
     The operating assumptions used to determine the EV as at 31 May 2010 and VONB for the twelve months preceding 31 May 2010 have been selected by the relevant Business Unit having regard to past, current and expected future operating experience. The economic assumptions have been set with regard to economic conditions as at the valuation date. Our review involved an assessment of each Business Unit’s compliance with assumption setting guidelines established by AIA Group, whether the operating assumptions selected were reasonable given the results of underlying experience investigations and in light of the future outlook and the materiality of each individual Business Unit’s results in the context of the overall EV and VONB for AIA Group. Our scope did not include a review of the assumptions used to determine the VONB for the six month period 1 December 2008 to 31 May 2009 and for the three month period 1 June 2010 to 31 August 2010 although we note that the economic and operating assumptions used for the VONB for the six months to 31 May 2009 are the same as those used to determine the VONB for the six months to 30 November 2009.
     Although the Business Units have developed the financial projections with a view as to “most probable” future experience within each of their territories, it should be recognised that actual future results will vary from those projected. Consequently, we recommend that readers of this report examine the sensitivity test results provided in order to assess the significance of each assumption and the potential impact on value that would result from the use of alternative assumptions.”
     p. Appendix VI — Summary of the Articles of Association
     Appendix VI, Summary of the Articles of Association, is updated by this Supplement Number 1 as follows:
     “The Articles were approved and adopted pursuant to a shareholder’s resolution passed on 12 October 2010 to be effective from the Listing Date. The following is a summary of certain provisions of the Articles.
CHANGES IN CAPITAL
     The Company may exercise any powers conferred or permitted by the Hong Kong Companies Ordinance or any other ordinance from time to time to purchase or otherwise acquire its own shares and warrants (including any redeemable shares) at any price or to give, directly or indirectly, by means of a loan, guarantee, the provision of security or otherwise, financial assistance for the purpose of or in connection with a purchase or other acquisition made or to be made by any person of any shares or warrants in the Company. Should the Company purchase or otherwise acquire its own shares or warrants, neither the Company nor the Board shall be required to select the shares or warrants to be purchased or otherwise acquired rateably or in any other particular manner as between the holders of shares or warrants of the same class or as between them and the holders of shares or warrants of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares, provided always that, (i) purchases not made through the stock market or by tender shall be limited to a maximum price; and (ii) if purchases are by tender, tenders shall be available to all members of the Company alike and provided further that any such purchase or other acquisition or financial assistance shall only be made or given in accordance with any relevant rules or regulations issued by the Hong Kong Stock Exchange or the SFC from time to time in force.
     The Company may, from time to time, by ordinary resolution increase its authorised share capital by such sum divided into shares of such amounts as the resolution prescribes.

     The Company may from time to time by ordinary resolution:
(i)	consolidate or divide all or any of its share capital into shares of a larger or smaller amount than its existing shares;

(ii)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its authorised share capital by the amount of the shares so cancelled;

(iii)	make provision for the issue and allotment of shares which do not carry any voting rights;

(iv)	subdivide its existing shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, provided that in the subdivision of an existing share, the proportion between the amount paid and the amount (if any) unpaid an each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(v)	divide its shares into several classes of shares, and attach to them any preferential, deferred, qualified or special rights, privileges or conditions, subject to the provisions of the Hong Kong Companies Ordinance.
     The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner allowed by law.
MODIFICATION OF RIGHTS
     All or any of the special rights attached to the shares or any class of shares (if the capital is divided into different classes of shares) may, unless otherwise provided for by the terms of issue of the shares or the shares of that class and subject to the provisions of the Hong Kong Companies Ordinance in force at any time, be altered or abrogated either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares or issued shares of that class (if the capital is divided into different classes of shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares or at a separate general meeting of the holders of shares of that class (if the capital is divided into different classes of shares). The provisions of the Articles relating to general meetings shall apply mutatis mutandis to every such separate general meeting, but so that the necessary quorum is not less than two persons holding or representing by proxy one-third in nominal value of the issued shares of that class and that any holder of the shares of the class present in person or by proxy, may demand a poll.
TRANSFERS OF SHARES
     The instrument of transfer of any shares in the Company shall be effected in writing in the usual common form or in such other form as the Board may accept and may be under hand only or, if the transferor or the transferee is a recognised clearing house within the meaning of the SFO or its nominee(s), by hand or by machine imprinted signature or such other manner of execution as the Board may approve from time to time and shall be executed by or on behalf of the transferor and transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register in respect thereof. All instruments of transfer must be lodged at the registered office of the Company for registration or at such other place as the Board may appoint for such purpose.
     The Board may, subject to section 69 of the Hong Kong Companies Ordinance, at any time in its absolute discretion and without assigning any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) and may also refuse to register any transfer of a share in favor of more than four joint holders. The Board may also decline to recognise any instrument of transfer unless:
(i)	a fee not exceeding the maximum fee prescribed or permitted from time to time by the Hong Kong Stock Exchange is paid to the Company in respect thereof;

(ii)	the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(iii)	the instrument of transfer is in respect of only one class of share;

(iv)	the shares concerned are free of any lien in favour of the Company;

(v)	the instrument of transfer is properly stamped;

(vi)	in the case of a transfer to joint holders, the number of transferees does not exceed four; and

(vii)	such other conditions as the Directors may from time to time impose for the purpose of guarding against losses arising from forgery are satisfied.
     No transfer of shares may be made to an infant or to a person of unsound mind or under other legal disability.
GENERAL MEETINGS
     The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year. The annual general meeting shall be held at such time (within a period of not more than fifteen months, or such longer period as the Registrar of Companies may authorise in writing, after the holding of the last preceding annual general meeting) and place as may be determined by the Directors. All other general meetings shall be called extraordinary general meetings. The Directors may wherever they think fit, and shall on requisition in accordance with the Hong Kong Companies Ordinance, proceed to convene an extraordinary general meeting.
NOTICE OF GENERAL MEETINGS
     Subject to section 116C of the Hong Kong Companies Ordinance, an annual general meeting and a meeting called for the passing of a special resolution shall be called by not less than twenty-one days’ notice in writing, and any other general meeting shall be called by not less than fourteen days’ notice in writing. The notice shall specify the place, date and time of meeting, and, in the case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. There shall appear on every such notice with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a member of the Company.
     Notwithstanding that a meeting of the Company is called by shorter notice than that specified in these Articles or required by the Hong Kong Companies Ordinance, it shall be deemed to have been duly called if it is so agreed (a) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and (b) in the case of any other meeting, by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.
     The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.
VOTING AT GENERAL MEETINGS
     Subject to the voting rights of proxies or representatives of clearing houses and to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, at any general meeting every member who (being an individual) is present in person or who (being a corporation) is present by a representative duly authorised under Section 115 of the Hong Kong Companies Ordinance shall be entitled, on a show of hands, to one vote only, and on a poll every member present in person or by proxy or (being a corporation) by its duly authorised representative has one vote for every share of which he is the holder which is fully paid up or credited as fully paid up.
     A member, being a recognised clearing house within the meaning of the SFO may authorise such person or persons as it thinks fit to act as its proxy (or proxies) or representative (or representatives) at any meeting of the Company or at any members’ meeting of any class of members of the Company provided that, if more than one person is so authorised, the proxy form or authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised shall be entitled to exercise the same powers on behalf of such recognised clearing house which he represents as that clearing house (or its nominees) could exercise as an individual member of the Company and on a show of hands, each such person shall be entitled to a separate vote.
     Where any member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.
PROCEDURES FOR DEMANDING VOTING BY POLL
     At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the results of the show of hands or on the withdrawal of any other demand for a poll) demanded:
(a)	by the chairman of the meeting in question;

(b)	by at least three members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy for the time being entitled to vote at the meeting;

(c)	by any member or members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by any member or members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and holding shares in the Company conferring a right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
QUALIFICATION OF DIRECTORS
     No person is required to vacate office or ineligible for re-election or re-appointment as a Director, and no person is ineligible for appointment as a Director, by reason only of his having attained any particular age. No Director is required to hold any shares in the Company by way of qualification.
BORROWING POWERS
     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures, debenture stocks, bonds, guarantees and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stocks, bonds and other securities of the Company may be made assignable free from any equities between the Company and the person to which the same may be issued, and may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.
DIRECTORS’ REMUNERATION
     The Directors shall be paid out of the funds of the Company by way of fees for their services as directors such sums (if any) as the Directors may from time to time determine (not exceeding in aggregate an annual sum). This sum excludes other amounts payable under any other provision of these Articles and shall (unless otherwise directed by the resolution) be divided amongst the Directors in such proportions and in such manner as the Board may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only receive such sum in proportion to the time for which he has held office.
     The Directors are also entitled to be repaid all travelling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or on the discharge of their duties as Directors.
     Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.
DIRECTORS’ INTERESTS
     A Director or any of his associates may be directly or indirectly interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company. Where a Director or any of his associates is/are so interested, the Director shall declare the nature of his interest or the interest of any of his associates at the earliest meeting of the Board at which it is practicable for him to disclose such interest.
     A Director may hold any other office or place of profit with the Company (except that of auditor) and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and upon such terms (as to remuneration or otherwise), as the Board may determine. A Director may also be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or any other company in which the Company may be interested as a vendor, shareholder or otherwise, and shall not be liable to account to the Company for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. A Director or his firm may not act as auditor of the Company. The Board may also use the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit. This includes the exercise thereof in favour of any resolution appointing any of the Directors to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.
     Subject to the Hong Kong Companies Ordinance, no Director or intended Director shall be disqualified by his office from contracting with the Company. Nor shall any such contract or arrangement entered into by or on behalf of the Company with any Director or any firm or company in which any Director is in any way interested be liable to be avoided, nor any Director so contracting or being so interested be liable to account to the Company for any remuneration, profit or other benefits realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relationship thereby established. This is provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested, whether directly or indirectly, at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists. In any other case at the first meeting of the Board after he knows that he is or has become so interested.
     A Director shall not vote or be counted in the quorum present at the meeting on any resolution of the Board approving any contract or arrangement or proposal in which he or his associate(s) is/are to their knowledge materially interested, and if he does so his vote will not be counted. This prohibition does not apply to:
(i)	the giving of any security or indemnity either (a) to the Director or his associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of our subsidiaries, or (b) to a third party in respect of a debt or obligation of the Company or any of our subsidiaries for which the Director or his associate(s) has himself/themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

(ii)	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or his associate(s) is/ are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

(iii)	any proposal concerning any other company in which the Director or his associate(s) is/are interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the Director or his associate(s) is/are beneficially interested in shares of that company, other than a company in which he and any of his associates is/are in aggregate beneficially interested in 5% or more of the issued shares of any class of such company (or of any third company through which his interest or that of his associate(s) is derived) or of the voting rights;

(iv)	any proposal or arrangement for the benefit of employees of the Company or its subsidiaries including the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to Directors, his associate(s) and employees of the Company or any of our subsidiaries and does not provide in respect of any Director or his associate(s), as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates;

(v)	any proposal or arrangement concerning the adoption, modification or operation of any employees’ incentive scheme involving the issue or grant of options over shares or other securities, or the conditional right to obtain shares or other securities, by the Company to, or for the benefit of, the employees of the Company or its subsidiaries under which the Director or any of his associates may benefit;

(vi)	any contract or arrangement for the giving by the Company of any security or indemnity to the Director or any of his associates in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries; and

(vii)	any contract or arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or any of his associates has assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security.
DIVIDENDS
     No dividend shall be payable except out of the profits or other distributable reserves of the Company. No dividend shall bear interest as against the Company.

     Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends will be apportioned and paid according to the amounts paid or credited as paid up on the shares in respect whereof the dividend is paid, but no amount paid up or credited as paid up on a share in advance of calls will for this purpose be treated as paid up on the share. The Board may retain any dividends or other monies payable on or in respect of a share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists. The Board may deduct from any dividend or bonus payable to any member all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.
     In respect of any dividend which the Board or the Company in general meeting have resolved be paid or declared, the Board may further resolve either (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up on the basis that the shares so allotted shall be of the same class or classes as the class or classes already held by the allottee, provided that the members entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment, or (b) that shareholders entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Directors may think fit on the basis that the shares so allotted shall be of the same class or classes as the class or classes of shares already held by the allottee. The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any particular dividend of the Company that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.
     Whenever the Board or the Company in a General Meeting has resolved that a dividend be paid or declared the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, with or without offering any rights to members to elect to receive such dividend in cash.
     All dividends or bonuses unclaimed for one year after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company will not be constituted as a trustee in respect thereof. All dividends or bonuses unclaimed for six years after having become payable may be forfeited by the Board and will revert to the Company.
WINDING UP
     Subject to the rights of the holders of any shares which may be issued on special terms or conditions, if the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid-up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid upon on the shares held by them respectively.
     If the Company shall be wound up, the liquidator (whether voluntary or official) may, with the sanction of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company or vest any part of the assets of the Company in trustees upon such trusts for the benefit of the members or any of them as the resolution shall provide. Any such resolution may provide for and sanction a distribution of any specific assets amongst different classes of members otherwise than in accordance with their existing rights, but each member shall in that event have a right of dissent and other ancillary rights in the same manner as if such resolution were a special resolution passed pursuant to section 237 of the Hong Kong Companies Ordinance.
     In the event of a winding-up of the Company in Hong Kong, every member of the Company who is not for the time being in Hong Kong shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong upon whom all summonses, notices, processes, orders and judgements in relation to or under the winding up of the Company may be served and, in default of such nomination, the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertising in such English language daily newspaper circulating in Hong Kong as he shall deem appropriate or by a registered letter sent through the post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day on which the advertisement appears or the letter is posted.
UNTRACEABLE SHAREHOLDERS
     Without prejudice to the rights of the Company, the Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.
     The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a shareholder who is untraceable, but no such sale shall be made unless:
(i)	all cheques or warrants, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed;

(ii)	so far as it is aware at the end of the relevant period, the Company has not at any time, during the relevant period received any indication of the existence of the shareholder who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law;

(iii)	the Company has caused an advertisement to be inserted in English in one English language daily newspaper and in Chinese in one Chinese language daily newspaper advertising its intention to sell such shares and a period of three months has elapsed since the date of such advertisement; and

(iv)	the Company has notified the stock exchange in the relevant territory of its intention to effect such sale.

For the purpose of the foregoing, “relevant period” means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (iii) above and ending at the expiry of the period referred to in that paragraph.
     To give effect to any such sale, the Board may authorise any person to transfer the said shares and the instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and, upon receipt by the Company of such proceeds, it shall become indebted to the former shareholder by carrying all moneys in respect thereof to a separate account for an amount equal to such net proceeds. No trusts shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit.”
III. The Preliminary Offering Circular is further updated by the following:
     a. Use of Proceeds
     The last paragraph of the section headed “Use of Proceeds” in the Preliminary Offering Circular is updated by this Supplement Number 1 as follows:
     “An increase (decrease) from an assumed Offer Price of HK$19.03 per Offer Share (being the midpoint of the Offer Price range) to the highest (lowest) point of the Offer Price range (which is an increase (decrease) of approximately 3.4% from such assumed Offer Price) would increase (decrease) the net proceeds from the Global Offering by approximately HK$3,732.8 million (US$481.2 million, converted based on the October 1, 2010 exchange rate of HK$7.7573 to US$1.00), after deducting the estimated underwriting commissions (other than any discretionary incentive fee that may be paid to the Underwriters) and the estimated expenses payable by AIA Aurora LLC and assuming no exercise of the Offer Size Adjustment Option or the Over-Allotment Option and no other change to the number of Offer Shares offered by the Selling Shareholder as set forth on the cover page of this Offering Circular.”
     b. Notice to Investors — Deemed Representations
     The section headed “Notice to Investors — Deemed Representations” in the Preliminary Offering Circular is updated by this Supplement Number 1 as follows:
     “In purchasing the Offer Shares under this Global Offering, each purchaser is deemed by making a purchase to have represented to us, the Selling Shareholder, the International Underwriters and the Hong Kong Underwriters that:
•	you and your ultimate beneficial owners are not Directors or the chief executive of the Company or existing legal or beneficial owners of any Shares, or directors or chief executives or existing legal or beneficial owners of any shares of any entity within the AIA Group;

•	you and your ultimate beneficial owners are, and will remain upon completion of the Global Offering, independent of, and not connected with, any entity within the

AIA Group, any directors, chief executives or substantial shareholders of any entity within the AIA Group, any Underwriter, any Corporate Investor, or any of their respective associates (as such terms are defined in the Listing Rules);

•	you and your ultimate beneficial owners are not making, have not made and will not make offers or sales to any connected person (as such term is defined in the Listing Rules) of the AIA Group at the time of completion of the Global Offering;

•	you and your ultimate beneficial owners are not affiliated with or acting on behalf of or acting in concert with any entity within the AIA Group, and are not accustomed to taking instructions from a connected person (as such term is defined in the Listing Rules);

•	you and your ultimate beneficial owners are not directly or indirectly funded or backed by any entity of the AIA Group, any directors, chief executives, substantial shareholders or connected persons (as such term is defined in the Listing Rules) of any entity within the AIA Group, or any of the Underwriters;

•	you will require any person for whose accounts you are purchasing Offer Shares and any person to whom you may offer or sell any Offer Shares to comply with the provisions of this section;

•	if you are a Hong Kong Underwriter, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the SFO of Hong Kong and its relevant rules;

•	you have received a copy of this Offering Circular and have not relied on any information, representation or warranty provided or made by or on behalf of the Joint Global Coordinators, the International Underwriters, us, or any other party involved in this International Placing other than information contained in this Offering Circular, and none of the Joint Global Coordinators, the International Underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information in or omission from this Offering Circular;

•	you will comply with all laws, regulations and restrictions (including the selling restrictions contained in this Offering Circular) which may be applicable in your jurisdiction and any requirements imposed by any regulators (including insurance regulators) in any of the jurisdictions in which we operate and you have obtained or will obtain any consent, approval or authorization required for you to subscribe for and accept delivery of the Offer Shares and you acknowledge and agree that none of the Company, its affiliates, and the International Underwriters and their affiliates shall have any responsibility in this regard;

•	you are not a legal person or a natural person in the PRC (other than Hong Kong, Macau or Taiwan), unless approved by the competent PRC authorities;

•	you will comply with all guidelines issued by, and all requirements of, the SFC and the Hong Kong Stock Exchange in relation to placings, including any restrictions on placings to connected clients (as such term is defined in the Placing Guidelines in the Listing Rules, as amended or interpreted from time to time); and will provide all information as may be required by the regulatory bodies, including without limitation the Hong Kong Stock Exchange and the SFC and, in particular, the details set out in the Placing Guidelines in the Listing Rules. You acknowledge that failure to provide information required by these regulatory bodies may subject you to prosecution, and you undertake to fully indemnify the Joint Global Coordinators, the International Underwriters and us for any non-compliance by you with the Listing Rules and all applicable laws;

•	you will on demand indemnify and keep indemnified the Company, its affiliates, officers, agents and employees, and the Joint Global Coordinators, the International Underwriters and their respective affiliates, officers, agents and employees, for all losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Shares, or any other breach of your obligations hereunder;

•	you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase International Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion, and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms; and

•	you will not copy or otherwise distribute this Offering Circular to any third party.”